EXHIBIT 1.1

44,145,706 Shares

Warrants to Purchase 22,072,853 Shares

SUNESIS PHARMACEUTICALS, INC.

Common Stock

UNDERWRITING AGREEMENT

September 30, 2010

COWEN AND COMPANY, LLC

As Representative of the several Underwriters

1221 Avenue of the Americas

New York, New York 10020

Dear Sirs:

1. INTRODUCTORY. Sunesis Pharmaceuticals, Inc., a Delaware corporation (the “Company”), proposes to sell, pursuant to the terms of this Agreement, to the several underwriters named in Schedule I hereto (the “Underwriters,” or, each, an “Underwriter”), (i) an aggregate of 44,105,706 shares of common stock, $0.0001 par value (the “Common Stock”), of the Company (the “Stock”) and (ii) warrants to purchase an aggregate of 22,072,853 shares of Common Stock (the “Warrants”) in the form attached hereto as Exhibit D. The shares of Common Stock underlying the Warrants are hereinafter referred to as the “Warrant Shares”. Cowen and Company, LLC (“Cowen”) is acting as representative of the several Underwriters and in such capacity is hereinafter referred to as the “Representative.”

2. REPRESENTATIONS AND WARRANTIES OF THE COMPANY. The Company represents and warrants to the several Underwriters, as of the date hereof and as of the Closing Date (as defined below), and agrees with the several Underwriters, that:

(a) A registration statement of the Company on Form S-3 (File No. 333-166366) (including all pre-effective amendments thereto and all post-effective amendments thereto filed before execution of this Agreement, the “Initial Registration Statement”) in respect of the Stock and Warrants has been filed with the Securities and Exchange Commission (the “Commission”) pursuant to Rule 415 under the Securities Act of 1933, as amended (the “Securities Act”). The Company meets the requirements for use of Form S-3 under the Securities Act and the rules and regulations of the Commission thereunder (the “Rules and Regulations”). The Initial Registration Statement and any post-effective amendment thereto, each in the form heretofore delivered to you, and, excluding exhibits thereto, to you for each of the other Underwriters, have been declared effective by the Commission in such form and meet the requirements of the Securities Act and the Rules and Regulations. The proposed offering of the Stock and Warrants may be made pursuant to General Instruction I.B.1. of Form S-3. Other than (i) a registration statement, if any, increasing the size of the offering filed pursuant to Rule 462(b) under the Securities Act and the Rules and Regulations (a “Rule 462(b) Registration Statement”) and (ii) the Prospectus (as defined below) contemplated by this Agreement to be filed pursuant to Rule 424(b) of the Rules and Regulations in accordance with Section 4(a) hereof and (iii) any Issuer Free Writing Prospectus (as defined below), no other document with respect to the offer and sale of the Stock and Warrants has heretofore been filed with the Commission. No stop order suspending the effectiveness of the Initial Registration Statement, any post-effective amendment thereto or the Rule 462(b) Registration Statement, if any, has been issued and no proceeding for that purpose or pursuant to Section 8A of the Securities Act has been initiated or threatened by the Commission (any preliminary prospectus included in the Initial Registration Statement or filed with the Commission pursuant to Rule 424(a) of the Rules and Regulations is hereinafter called a

“Preliminary Prospectus”). The various parts of the Initial Registration Statement and the Rule 462(b) Registration Statement, if any, in each case including all exhibits thereto and including (i) the information contained in the Prospectus filed with the Commission pursuant to Rule 424(b) of the Rules and Regulations and deemed by virtue of Rules 430A, 430B and 430C under the Securities Act to be part of the Initial Registration Statement at the time it became effective and (ii) the documents incorporated by reference in the Rule 462(b) Registration Statement at the time the Rule 462(b) Registration Statement became effective, are hereinafter collectively called the “Registration Statements.” The base prospectus included in the Initial Registration Statement at the time of effectiveness thereof (the “Base Prospectus”), as supplemented by the final prospectus supplement relating to the offer and sale of the Stock and Warrants, in the form filed pursuant to and within the time limits described in Rule 424(b) under the Rules and Regulations, is hereinafter called the “Prospectus.”

Any reference herein to any Registration Statement, Base Prospectus, Preliminary Prospectus or the Prospectus shall be deemed to refer to and include the documents incorporated by reference therein. Any reference to any amendment or supplement to any Preliminary Prospectus or the Prospectus shall be deemed to refer to and include any documents filed after the date of such Preliminary Prospectus or the Prospectus under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and incorporated by reference in such Preliminary Prospectus or Prospectus, as the case may be. Any reference to any amendment to the Registration Statements shall be deemed to refer to and include any annual report of the Company filed pursuant to Section 13(a) or 15(d) of the Exchange Act after the date of this Agreement that is incorporated by reference in the Registration Statements.

(b) As of the Applicable Time (as defined below) and as of the Closing Date, neither (i) the General Use Free Writing Prospectus(es) (as defined below) issued at or prior to the Applicable Time, the Pricing Prospectus (as defined below) and the information included on Schedule III hereto, if any, all considered together (collectively, the “General Disclosure Package”), (ii) any individual Limited Use Free Writing Prospectus (as defined below), nor (iii) any bona fide electronic road show (as defined in Rule 433(h)(5) of the Rules and Regulations that has been made available without restriction to any person), when considered together with the General Disclosure Package, included or will include any untrue statement of a material fact or omitted or will omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the Company makes no representations or warranties as to information contained in or omitted from the Pricing Prospectus, in reliance upon, and in conformity with, written information furnished to the Company through the Representative by or on behalf of any Underwriter specifically for inclusion therein, which information the parties hereto agree is limited to the Underwriter’s Information as defined in Section 17. As used in this paragraph (b) and elsewhere in this Agreement:

“Applicable Time” means 11:45 p.m., California time, on the date of this Agreement or such other time as agreed to by the Company and the Representative.

“Pricing Prospectus” means the Preliminary Prospectus, if any, and the Base Prospectus, each as amended and supplemented immediately prior to the Applicable Time, including any document incorporated by reference therein and any prospectus supplement deemed to be a part thereof.

“Issuer Free Writing Prospectus” means any “issuer free writing prospectus,” as defined in Rule 433 of the Rules and Regulations relating to the Stock and Warrants in the form filed or required to be filed with the Commission or, if not required to be filed, in the form retained in the Company’s records pursuant to Rule 433(g) of the Rules and Regulations.

“General Use Free Writing Prospectus” means any Issuer Free Writing Prospectus that is identified on Schedule II to this Agreement.

“Limited Use Free Writing Prospectuses” means any Issuer Free Writing Prospectus that is not a General Use Free Writing Prospectus.

(c) No order preventing or suspending the use of any Preliminary Prospectus, any Issuer Free Writing Prospectus or the Prospectus relating to the proposed offering of the Stock and Warrants has been issued by the Commission, and no proceeding for that purpose or pursuant to Section 8A of the Securities Act has been instituted or threatened by the Commission, and each Preliminary Prospectus, at the time of filing thereof, conformed in all material respects to the requirements of the Securities Act and the Rules and Regulations, and did not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the Company makes no representations or warranties as to information contained in or omitted from any Preliminary Prospectus, in reliance upon, and in conformity with, written information furnished to the Company through the Representative by or on behalf of any Underwriter specifically for inclusion therein, which information the parties hereto agree is limited to the Underwriter’s Information as defined in Section 17.

(d) At the respective times the Registration Statements and any amendments thereto became or become effective, at the date of this Agreement and at the Closing Date, each Registration Statement and any amendments thereto conformed and will conform in all material respects to the requirements of the Securities Act and the Rules and Regulations and did not and will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading; and the Prospectus and any amendments or supplements thereto, at the time the Prospectus or any amendment or supplement thereto was issued and at the Closing Date, conformed and will conform in all material respects to the requirements of the Securities Act and the Rules and Regulations and did not and will not contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading; provided, however, that the foregoing representations and warranties in this paragraph (d) shall not apply to information contained in or omitted from the Registration Statements or the Prospectus, or any amendment or supplement thereto, in reliance upon, and in conformity with, written information furnished to the Company through the Representative by or on behalf of any Underwriter specifically for inclusion therein, which information the parties hereto agree is limited to the Underwriter’s Information (as defined in Section 17). The Prospectus contains all required information under the Securities Act with respect to the Stock and Warrants and the distribution of the Stock and Warrants.

(e) Each Issuer Free Writing Prospectus, as of its issue date and at all subsequent times through the completion of the public offer and sale of the Stock and Warrants or until any earlier date that the Company notified or notifies the Representative as described in Section 4(f), did not, does not and will not include any information that conflicted, conflicts or will conflict with the information contained in the Registration Statement, Pricing Prospectus or the Prospectus, including any document incorporated by reference therein and any prospectus supplement deemed to be a part thereof that has not been superseded or modified, or included or would include an untrue statement of a material fact or omitted or would omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances prevailing at the subsequent time, not misleading.

(f) The documents incorporated by reference in the Prospectus, when they were filed with the Commission conformed in all material respects to the requirements of the Securities Act or the Exchange Act, as applicable, and the rules and regulations of the Commission thereunder and none of such documents contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; and any further documents so filed and incorporated by reference in the Prospectus, when such documents are filed with Commission will conform in all material respects to the requirements of the Securities Act or the Exchange Act, as applicable, and the rules and regulations of the Commission thereunder and will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

(g) The Company has not, directly or indirectly, distributed and will not distribute any offering material in connection with the offering and sale of the Stock and Warrants other than any Preliminary Prospectus, the Prospectus and other materials, if any, permitted under the Securities Act and consistent with Section 4(b) below. The Company will file with the Commission all Issuer Free Writing Prospectuses (other than a “road show,” as described in Rule 433(d)(8) of the Rules and Regulations) in the time and manner required under Rules 163(b)(2) and 433(d) of the Rules and Regulations.

(h) At the time of filing the Initial Registration Statement, any 462(b) Registration Statement and any post-effective amendments thereto, and at the date hereof, the Company was not, and the Company currently is not, an “ineligible issuer,” as defined in Rule 405 of the Rules and Regulations.

(i) The Company has been duly organized and is validly existing as a corporation in good standing (or the foreign equivalent thereof) under the law of its jurisdiction of organization. The Company is duly qualified to do business and is in good standing as foreign corporation or other legal entity in each jurisdiction in which its ownership or lease of property or the conduct of its businesses requires such qualification and has all power and authority (corporate or other) necessary to own or hold their respective properties and to conduct the businesses in which it is engaged, except where the failure to so qualify or have such power or authority would not (i) have, singularly or in the aggregate, a material adverse effect on the condition (financial or otherwise), results of operations, assets, business or prospects of the Company, or (ii) impair in any material respect the ability of the Company to perform its obligations under this Agreement or to consummate any transactions contemplated by this Agreement, the General Disclosure Package or the Prospectus (any such effect as described in clauses (i) or (ii), a “Material Adverse Effect”). The Company does not own or control, directly or indirectly, any corporations, partnerships, limited liability partnerships, limited liability companies, associations or other entities.

(j) This Agreement has been duly authorized, executed and delivered by the Company.

(k) The Stock to be issued and sold by the Company to the Underwriters hereunder has been duly and validly authorized and, when issued and delivered against payment therefor as provided herein, will be duly and validly issued, fully paid and nonassessable and free of any preemptive or similar rights and will conform to the description thereof contained in the General Disclosure Package and the Prospectus. The Warrants have been duly authorized, and when executed and delivered by the Company, will constitute valid and binding obligations of the Company enforceable in accordance with their terms, except that such enforcement may be subject to applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws, now or hereafter in effect, affecting creditors’ rights generally. The Warrant Shares have been duly authorized and reserved for issuance pursuant to the terms of the Warrants, and when issued by the Company upon valid exercise of the Warrants and payment of the exercise price, will be duly and validly issued, fully paid and nonassessable and free of any preemptive or similar rights and will conform to the description thereof contained in the General Disclosure Package and the Prospectus.

(l) The Company has an authorized capitalization as set forth under the heading “Description of Capital Stock” in the Pricing Prospectus, and all of the issued shares of capital stock of the Company have been duly and validly authorized and issued, are fully paid and non-assessable, have been issued in compliance with federal and state securities laws, and conform to the description thereof contained in the General Disclosure Package and the Prospectus. As of the date of this Agreement, there were 221,919,100 shares of Common Stock issued and outstanding and no shares of preferred stock of the Company issued and outstanding and 36,087,124 shares of Common Stock were issuable upon the exercise of all options, warrants and convertible securities outstanding as of such date. All of the Company’s options, warrants and other rights to purchase or exchange any securities for shares of the Company’s capital stock have been duly authorized and validly issued and were issued in compliance with federal and state securities laws. None of the outstanding shares of Common Stock was issued in violation of any preemptive rights, rights of first refusal or other similar rights to subscribe for or purchase securities of the Company. There are no authorized or outstanding shares of capital stock, options, warrants, preemptive rights, rights of first refusal or other rights to purchase, or equity or debt securities convertible into or exchangeable or exercisable for, any capital stock of the Company other than those described above or accurately described in the General Disclosure Package. The description of the Company’s stock option, stock bonus and other stock plans or arrangements, and the options or other rights granted thereunder, as described in the General Disclosure Package and the Prospectus, accurately and fairly present the information required to be shown with respect to such plans, arrangements, options and rights.

(m) [Intentionally Omitted.]

(n) The execution, delivery and performance of this Agreement by the Company, the issue and sale of the Stock and Warrants by the Company and the consummation of the transactions contemplated hereby will not (with or without notice or lapse of time or both) (i) conflict with or result in a breach or violation of any of the terms or provisions of, constitute a default or a Debt Repayment Triggering Event (as defined below) under, give rise to any right of termination or other right or the cancellation or acceleration of any right or obligation or loss of a benefit under, or give rise to the creation or imposition of any lien, encumbrance, security interest, claim or charge upon any property or assets of the Company pursuant to, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company is a party or by which the Company is bound or to which any of the property or assets of the Company is subject, (ii) result in any violation of the provisions of the charter or by-laws (or analogous governing instruments, as applicable) of the Company, or (iii) result in a violation of any law, statute, rule, regulation, judgment, order or decree of any court or governmental agency or body, domestic or foreign, having jurisdiction over the Company or any of its properties or assets; except in the cases of clauses (i) and (iii), to the extent that any such conflict, breach, violation or default would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. A “Debt Repayment Triggering Event” means any event or condition that gives, or with the giving of notice or lapse of time would give the holder of any note, debenture or other evidence of indebtedness (or any person acting on such holder’s behalf) the right to require the repurchase, redemption or repayment of all or a portion of such indebtedness by the Company.

(o) Except for the registration of the Stock and Warrants under the Securities Act, Exchange Act and applicable state securities laws, the Financial Industry Regulatory Authority (“FINRA”) and the Nasdaq Capital Market in connection with the purchase and distribution of the Stock and Warrants by the Underwriters and the listing of the Stock and Warrant Shares on the Nasdaq Capital Market, no consent, approval, authorization or order of, or filing, qualification or registration (each an “Authorization”) with, any court, governmental or non-governmental agency or body, foreign or domestic having jurisdiction over the Company or any of its properties or assets which has not been made, obtained or taken and is not in full force and effect, is required for the execution, delivery and performance of this Agreement by the Company, the offer or sale of the Stock and Warrants or the consummation of the transactions contemplated hereby. All corporate approvals (including those of stockholders) necessary for the Company to consummate the transactions contemplated by this Agreement have been obtained and are in effect.

(p) Ernst & Young LLP, who have audited certain financial statements included or incorporated by reference in the Registration Statements, the General Disclosure Package and the Prospectus, is an independent registered public accounting firm within the meaning of Article 2-01 of Regulation S-X and the Public Company Accounting Oversight Board (United States) (the “PCAOB”).

(q) The financial statements, together with the related notes and schedules, included or incorporated by reference in the General Disclosure Package, the Prospectus and in each Registration Statement fairly present the financial position and the results of operations and changes in financial position of the Company at the respective dates or for the respective periods therein specified. Such statements and related notes and schedules have been prepared in accordance with the generally accepted accounting principles in the United States (“GAAP”) applied on a consistent basis throughout the periods involved except as may be set forth in the related notes included or incorporated by reference in the General Disclosure Package. The financial statements, together with the related notes and schedules, included or incorporated by reference in the General Disclosure Package and the Prospectus comply as to form in all material respects with Regulation S-X. No other financial statements or supporting schedules or exhibits are required by Regulation S-X to be described, included or incorporated by reference in the Registration Statements, the General Disclosure Package or the Prospectus. There is no pro forma or as adjusted financial information which is required to be included in the Registration Statements, the General Disclosure Package, and the Prospectus or a document incorporated by reference therein in accordance with Regulation S-X which has not been included or incorporated as so required. The summary and selected financial data included or incorporated by reference in the General Disclosure Package, the Prospectus and each Registration Statement fairly present the information shown therein as at the respective dates and for the respective periods specified and are derived from the consolidated financial statements set forth or incorporated by reference in the Registration Statement, the Pricing Prospectus and the Prospectus and other financial information. All information contained in the Registration Statement, the General Disclosure Package and the Prospectus regarding “non-GAAP financial measures” (as defined in Regulation G) complies with Regulation G and Item 10 of Regulations S-K, to the extent applicable.

(r) The Company has not sustained, since the date of the latest audited financial statements included or incorporated by reference in the General Disclosure Package, any material loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth or contemplated in the General Disclosure Package; and, since such date, there has not been any change in the capital stock (other than stock option and warrant exercises and stock repurchases in the ordinary course of business) or long-term debt of the Company, or any material adverse changes, or any development involving a prospective material adverse change, in or affecting the business, assets, management, financial position, prospects, stockholders’ equity or results of operations of the Company, in each case other than as set forth or contemplated in the General Disclosure Package.

(s) Except as set forth in the General Disclosure Package, there is no legal or governmental proceeding to which the Company is a party or of which any property or assets of the Company is the subject, including any proceeding before the United States Food and Drug Administration of the U.S. Department of Health and Human Services (“FDA”) or comparable federal, state, local or foreign governmental bodies (it being understood that the interaction between the Company and the FDA and such comparable governmental bodies relating to the clinical development and product approval process shall not be deemed proceedings for purposes of this representation), which is required to be described in the Registration Statement, the General Disclosure Package or the Prospectus or a document incorporated by reference therein and is not described therein, or which, singularly or in the aggregate, if determined adversely to the Company, could reasonably be expected to have a Material Adverse Effect; and to the Company’s knowledge (“Knowledge”), no such proceedings are threatened or contemplated by governmental authorities or threatened by others. The Company is in compliance with all applicable federal, state, local and foreign laws, regulations, orders and decrees governing its business as prescribed by the FDA, or any other federal, state or foreign agencies or bodies engaged in the regulation of pharmaceuticals or biohazardous substances or materials, except where noncompliance would not, singly or in the aggregate, have a Material Adverse Effect. All preclinical and clinical studies conducted by or on behalf of the Company to support approval for commercialization of the Company’s products have been conducted by the Company, or to the Company’s knowledge by third parties, in compliance with all applicable federal, state or foreign laws, rules, orders and regulations, except for such failure or failures to be in compliance as could not reasonably be expected to have, singly or in the aggregate, a Material Adverse Effect.

(t) The Company is not in (i) violation of its charter or by-laws (or analogous governing instrument, as applicable), (ii) default in any respect, and no event has occurred which, with notice or lapse of time or both, would constitute such a default, in the due performance or observance of any term, covenant or condition contained in any indenture, mortgage, deed of trust, loan agreement, lease or other agreement or instrument to which it is a party or by which it is bound or to which any of its property or assets is subject (including, without limitation, those administered by the FDA or by any foreign, federal, state or local governmental or regulatory authority performing functions similar to those performed by the FDA) or (iii) violation in any respect of any law, ordinance, governmental rule, regulation or court order, decree or judgment to which it or its property or assets may be subject except, in the case of clauses (ii) and (iii) of this paragraph (t), for any violations or defaults which, singularly or in the aggregate, would not have a Material Adverse Effect.

(u) The Company possess all licenses, certificates, authorizations and permits issued by, and have made all declarations and filings with, the appropriate local, state, federal or foreign regulatory agencies or bodies (including, without limitation, those administered by the FDA or by any foreign, federal, state or local governmental or regulatory authority performing functions similar to those performed by the FDA) which are necessary or desirable for the ownership of their respective properties or the conduct of their respective businesses as described in the General Disclosure Package and the Prospectus (collectively, the “Governmental Permits”) except where any failures to possess or make the same, singularly or in the aggregate, would not have a Material Adverse Effect. The Company is in compliance with all such Governmental Permits; all such Governmental Permits are valid and in full force and effect, except where the validity or failure to be in full force and effect would not, singularly or in the aggregate, have a Material Adverse Effect. The Company has not received notification of any revocation, modification, suspension, termination or invalidation (or proceedings related thereto) of any such Governmental Permit and to the Knowledge of the Company, no event has occurred that allows or results in, or after notice or lapse of time or both would allow or result in, revocation, modification, suspension, termination or invalidation (or proceedings related thereto ) of any such Governmental Permit. The studies, tests and preclinical or clinical trials conducted by or on behalf of the Company that are described in the General Disclosure Package and the Prospectus (the “Company Studies and Trials”) were and, if still pending, are being, conducted in all material respects in accordance with experimental protocols, procedures and controls pursuant to, where applicable, accepted professional scientific standards; the descriptions of the results of the

Company Studies and Trials contained in the General Disclosure Package and Prospectus are accurate in all material respects; and the Company has not received any notices or correspondence from the FDA or any foreign, state or local governmental body exercising comparable authority requiring the termination, suspension or material modification of any Company Studies or Trials which termination, suspension or material modification would reasonably be expected to have a Material Adverse Effect.

(v) The Company is not and, after giving effect to the offering of the Stock and Warrants and the application of the proceeds thereof as described in the General Disclosure Package and the Prospectus, will not become an “investment company” within the meaning of the Investment Company Act of 1940, as amended, and the rules and regulations of the Commission thereunder.

(w) Neither the Company nor any of its officers, directors or affiliates has taken or will take, directly or indirectly, any action designed or intended to stabilize or manipulate the price of any security of the Company, or which caused or resulted in, or which might in the future reasonably be expected to cause or result in, stabilization or manipulation of the price of any security of the Company.

(x) The Company owns or possesses the right to use all (i) patents, patent applications, trademarks, trademark registrations, service marks, service mark registrations, Internet domain name registrations, copyrights, copyright registrations, licenses, trade secret rights (“Intellectual Property Rights”) and (ii) inventions, software, works of authorships, trade marks, service marks, trade names, databases, formulae, know how, Internet domain names and other intellectual property (including trade secrets and other unpatented and/or unpatentable proprietary confidential information, systems, or procedures) (collectively, “Intellectual Property Assets”) necessary to conduct its businesses as currently conducted, and as currently proposed to be conducted and described in the General Disclosure Package and the Prospectus. The Company has not received any opinion from its legal counsel concluding that any activities of their respective businesses infringe, misappropriate, or otherwise violate, valid and enforceable Intellectual Property Rights of any other person, and have not received written notice of any challenge, which is to their Knowledge still pending, by any other person to the rights of the Company with respect to any Intellectual Property Rights or Intellectual Property Assets owned or used by the Company. To the Knowledge of the Company, the Company’s businesses as now conducted does not give rise to any infringement of, any misappropriation of, or other violation of, any valid and enforceable Intellectual Property Rights of any other person. All licenses for the use of the Intellectual Property Rights described in the General Disclosure Package and the Prospectus are valid, binding upon, and enforceable by or against the parties thereto in accordance to its terms. The Company has complied in all material respects with, and is not in breach nor has received any written notice of any asserted or threatened claim of breach of any Intellectual Property license, and the Company has no knowledge of any breach by any other person to any Intellectual Property license. Except as described in the General Disclosure Package, no claim has been made against the Company alleging the infringement by the Company of any patent, trademark, service mark, trade name, copyright, trade secret, license in or other intellectual property right or franchise right of any person. The Company has taken all reasonable steps to protect, maintain and safeguard its Intellectual Property Rights, including the execution of appropriate nondisclosure and confidentiality agreements. The consummation of the transactions contemplated by this Agreement will not result in the loss or impairment of or payment of any additional amounts with respect to, nor require the consent of any other person in respect of, the Company’s right to own, use, or hold for use any of the Intellectual Property Rights as owned, used or held for use in the conduct of the business as currently conducted. The Company has taken all necessary actions to obtain ownership of all works of authorship and inventions made by its employees, consultants and contractors during the time they were employed by or under contract with the Company and which relate to the Company’s business. All founders and key employees have signed confidentiality and invention assignment agreements with the Company.

(y) The Company has good and marketable title to, or have valid rights to lease or otherwise use, all items of real or personal property which are material to the business of the Company, in each case free and clear of all liens, encumbrances, security interests, claims and defects that do not, singularly or in the aggregate, materially affect the value of such property and do not interfere with the use made and proposed to be made of such property by the Company; and all of the leases and subleases material to the business of the Company and under which the Company holds properties described in the General Disclosure Package and the Prospectus, are in full force and effect, and the Company has not received any written notice of any material claim of any sort that has been asserted by anyone adverse to the rights of the Company under any of the leases or subleases mentioned above, or affecting or questioning the rights of the Company to the continued possession of the leased or subleased premises under any such lease or sublease.

(z) There is (A) no significant unfair labor practice complaint pending against the Company, or to the Knowledge of the Company, threatened against it, before the National Labor Relations Board, any state or local labor relation board or any foreign labor relations board, and no significant grievance or significant arbitration proceeding arising out of or under any collective bargaining agreement is so pending against the Company, or, to the Knowledge of the Company, threatened against it and (B) no labor disturbance by the employees of the Company exists or, to the Company’s Knowledge, is imminent, and the Company is not aware of any existing or imminent labor disturbance by the employees of any of its principal suppliers, manufacturers, customers or contractors, that could reasonably be expected, singularly or in the aggregate, to have a Material Adverse Effect. The Company is not aware that any key employee or significant group of employees of the Company plans to terminate employment with the Company.

(aa) No “prohibited transaction” (as defined in Section 406 of the Employee Retirement Income Security Act of 1974, as amended, including the regulations and published interpretations thereunder (“ERISA”), or Section 4975 of the Internal Revenue Code of 1986, as amended from time to time (the “Code”)) or “accumulated funding deficiency” (as defined in Section 302 of ERISA) or any of the events set forth in Section 4043(b) of ERISA (other than events with respect to which the thirty (30)-day notice requirement under Section 4043 of ERISA has been waived) has occurred or could reasonably be expected to occur with respect to any employee benefit plan of the Company which could, singularly or in the aggregate, have a Material Adverse Effect. Each employee benefit plan of the Company is in compliance in all material respects with applicable law, including ERISA and the Code. The Company has not incurred and could not reasonably be expected to incur liability under Title IV of ERISA with respect to the termination of, or withdrawal from, any pension plan (as defined in ERISA). Each pension plan for which the Company would have any liability that is intended to be qualified under Section 401(a) of the Code is so qualified in all material respects, and nothing has occurred, whether by action or by failure to act, which could, singularly or in the aggregate, cause the loss of such qualification.

(bb) The Company is in compliance with all foreign, federal, state and local rules, laws and regulations relating to the use, treatment, storage and disposal of hazardous or toxic substances or waste and protection of health and safety or the environment which are applicable to their businesses (“Environmental Laws”) except where such noncompliance with Environmental Laws would not, individually or in the aggregate, result in a Material Adverse Effect. There has been no storage, generation, transportation, handling, treatment, disposal, discharge, emission, or other release of any kind of toxic or other wastes or other hazardous substances by, due to, or caused by the Company (or, to the Company’s Knowledge, any other entity for whose acts or omissions the Company is or may otherwise be liable) upon any of the property now or previously owned or leased by the Company, or upon any other property, in violation of any law, statute, ordinance, rule, regulation, order, judgment, decree or permit or which would, under any law, statute, ordinance, rule (including rule of common law), regulation, order, judgment, decree or permit, give rise to any liability except where such noncompliance with such laws, failure to receive required permits, licenses or other approvals or failure to comply with the terms and conditions of such permits, licenses or approvals would not, individually or in the aggregate, result in a Material Adverse Effect; and there has been no disposal, discharge, emission or other release of any kind onto such property or into the environment surrounding such property of any toxic or other wastes or other hazardous substances with respect to which the Company has knowledge. In the ordinary course of business, the Company conducts periodic reviews of the effect of Environmental Laws on their business and assets, in the course of which they identify and evaluate associated costs and liabilities (including, without limitation, any capital or operating expenditures required for clean-up, closure of properties or compliance with Environmental Laws or Governmental Permits issued thereunder, any related constraints on operating activities and any potential liabilities to third parties). On the basis of such reviews, the Company has reasonably concluded that such associated costs and liabilities would not have, singularly or in the aggregate, a Material Adverse Effect

(cc) The Company (i) has timely filed all necessary federal, state, local and foreign tax returns, and all such returns were true, complete and correct, (ii) has paid all federal, state, local and foreign taxes, assessments, governmental or other charges due and payable for which it is liable, including, without limitation, all sales and use taxes and all taxes which the Company is obligated to withhold from amounts owing to employees, creditors and third parties, and (iii) does not have any tax deficiency or claims outstanding or assessed or, to its Knowledge, proposed against any of them, except those, in each of the cases described in clauses (i), (ii) and (iii) of this paragraph (cc), that would not, singularly or in the aggregate, have a Material Adverse Effect. The Company has not engaged in any transaction which is a corporate tax shelter or which could be characterized as such by the Internal Revenue Service or any other taxing authority. The accruals and reserves on the books and records of the Company in respect of tax liabilities for any taxable period not yet finally determined are adequate to meet any assessments and related liabilities for any such period, and since December 31, 2009 the Company has not incurred any liability for taxes other than in the ordinary course.

(dd) The Company carries, or is covered by, insurance in such amounts and covering such risks as is customary for companies engaged in similar businesses in similar industries. The Company does not have any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not have a Material Adverse Effect. All policies of insurance owned by the Company are, to the Company’s Knowledge, in full force and effect and the Company is in compliance with the terms of such policies. The Company has not received written notice from any insurer, agent of such insurer or the broker of the Company that any material capital improvements or any other material expenditures (other than premium payments) are required or necessary to be made in order to continue such insurance. The Company does not insure risk of loss through any captive insurance, risk retention group, reciprocal group or by means of any fund or pool of assets specifically set aside for contingent liabilities other than as described in the General Disclosure Package.

(ee) The Company maintains a system of internal control over financial reporting (as such term is defined in Rule 13a-15 of the General Rules and Regulations under the Exchange Act (the “Exchange Act Rules”)) that complies with the requirements of the Exchange Act and has been designed by the Company’s principal executive officer and principal financial officer, or under their supervision, to provide reasonable assurances that (i) transactions are executed in accordance with management’s general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain accountability for assets; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences. Except as described in the General Disclosure Package, since the end of the Company’s most recent audited fiscal year, there has been (A) no material weakness in the Company’s internal control over financial reporting (whether or not remediated) and (B) no change in the Company’s internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, the Company’s internal control over financial reporting. The Company’s internal control over financial reporting is, or upon consummation of the offering of the Stock and Warrants will be, overseen by the Audit Committee of the Board of Directors of the Company (the “Audit Committee”) in accordance with the Exchange Act Rules.

(ff) [Intentionally Omitted.]

(gg) The Company has made and keeps books, records and accounts, which, in reasonable detail, accurately and fairly reflect the transactions and dispositions of the assets of the Company in all material respects.

(hh) The Company maintains disclosure controls and procedures (as such is defined in Rule 13a-15 of the Exchange Act Rules) that comply with the requirements of the Exchange Act; such disclosure controls and procedures have been designed to ensure that information required to be disclosed by the Company is accumulated and communicated to the Company’s management, including the Company’s principal executive officer and principal financial officer by others within those entities, such disclosure controls and procedures are effective in all material respects to perform the functions for which they were established.

(ii) The minute books of the Company have been made available to the Underwriters and counsel for the Underwriters, and such books (i) contain a complete summary of all meetings and actions of the board of directors (including each board committee) and shareholders of the Company since the time of its respective incorporation or organization through the date of the latest meeting and action, and (ii) accurately in all material respects reflect all transactions referred to in such minutes.

(jj) There is no franchise agreement, lease, contract, or other agreement or document required by the Securities Act or by the Rules and Regulations to be described in the General Disclosure Package and in the Prospectus or a document incorporated by reference therein or to be filed as an exhibit to the Registration Statements or a document incorporated by reference therein which is not so described or filed therein as required; and all descriptions of any such franchise agreements, leases, contracts, or other agreements or documents contained in the General Disclosure Package and in the Prospectus or in a document incorporated by reference therein are accurate and complete descriptions of such documents in all material respects. Other than as described in the General Disclosure Package, no such franchise agreement, lease, contract or other agreement has been suspended or terminated for convenience or default by the Company or any of the other parties thereto, and the Company has not received notice of and the Company does not have Knowledge of any such pending or threatened suspension or termination except for such suspensions or terminations or pending or threatened suspensions or terminations that would not reasonably be expected to, singularly or in the aggregate, have a Material Adverse Effect.

(kk) No relationship, direct or indirect, exists between or among the Company on the one hand, and the directors, officers, stockholders (or analogous interest holders), customers or suppliers of the Company or any of its affiliates on the other hand, which is required to be described in the General Disclosure Package and the Prospectus or a document incorporated by reference therein and which is not so described.

(ll) No person or entity has the right to require registration of shares of Common Stock or other securities of the Company because of the filing or effectiveness of the Registration Statements or otherwise, except for persons and entities who have expressly waived such right in writing or who have been given timely and proper written notice and have failed to exercise such right within the time or times required under the terms and conditions of such right. Except as described in the General Disclosure Package, there are no persons with registration rights or similar rights to have any securities registered by the Company under the Securities Act.

(mm) The Company does not own any “margin securities” as that term is defined in Regulation U of the Board of Governors of the Federal Reserve System (the “Federal Reserve Board”), and none of the proceeds of the sale of the Stock and Warrants will be used, directly or indirectly, for the purpose of purchasing or carrying any margin security, for the purpose of reducing or retiring any indebtedness which was originally incurred to purchase or carry any margin security or for any other purpose which might cause any of the Stock or Warrants to be considered a “purpose credit” within the meanings of Regulation T, U or X of the Federal Reserve Board.

(nn) The Company is not a party to any contract, agreement or understanding with any person that would give rise to a valid claim against the Company or the Underwriters for a brokerage commission, finder’s fee or like payment in connection with the offering and sale of the Stock and Warrants or any transaction contemplated by this Agreement, the Registration Statements, the General Disclosure Package or the Prospectus.

(oo) All grants of options were validly issued and properly approved by the board of directors of the Company (or a duly authorized committee thereof) in material compliance with all applicable laws and regulations and recorded in the Company’s financial statements in accordance with GAAP.

(pp) [Intentionally Omitted.]

(qq) Since the date as of which information is given in the General Disclosure Package and the Prospectus through the date hereof, and except as set forth in the Pricing Prospectus, the Company has not (i) issued or granted any securities other than options to purchase common stock pursuant to the Company’s stock option plan or securities issued upon exercise of stock options in the ordinary course of business, (ii) incurred any material liability or obligation, direct or contingent, other than liabilities and obligations which were incurred in the ordinary course of business, (iii) entered into any material transaction other than in the ordinary course of business or (iv) declared or paid any dividend on its capital stock.

(rr) If applicable, all of the information provided to the Underwriters or to counsel for the Underwriters by the Company, its officers and directors and the holders of any securities (debt or equity) or options to acquire any securities of the Company in connection with letters, filings or other supplemental information provided to FINRA pursuant to FINRA Rule 5110 is true, correct and complete in all material respects.

(ss) [Intentionally Omitted.]

(tt) No forward-looking statement (within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act) contained in either the General Disclosure Package or the Prospectus has been made or reaffirmed without a reasonable basis or has been disclosed other than in good faith.

(uu) The Company is subject to and in compliance in all material respects with the reporting requirements of Section 13 or Section 15(d) of the Exchange Act. The Common Stock is registered pursuant to Section 12(b) or 12(g) of the Exchange Act and is listed on The NASDAQ Capital Market (the “Exchange”), and except as described in the General Disclosure Package, the Company has taken no action designed to, or reasonably likely to have the effect of, terminating the registration of the Common Stock under the Exchange Act or delisting the Common Stock from the Exchange, nor has the Company received any notification that the Commission or the Financial Industry Regulatory Authority (“FINRA”) is contemplating terminating such registration or listing. The Company has filed a notification of the listing of the Stock and Warrant Shares on the NASDAQ Capital Market.

(vv) The Company is in compliance in all material respects with all applicable provisions of the Sarbanes-Oxley Act of 2002 and all rules and regulations promulgated thereunder or implementing the provisions thereof (the “Sarbanes-Oxley Act”) that are in effect.

(ww) The Company is in compliance in all material respects with all applicable corporate governance requirements set forth in the rules of the Exchange that are in effect.

(xx) Neither the Company nor, to the Company’s Knowledge, any employee or agent of the Company, has while acting on behalf of the Company (i) used any corporate funds for unlawful contributions, gifts, entertainment or other unlawful expenses relating to political activity, (ii) made any unlawful payment to foreign or domestic government officials or employees or to foreign or domestic political parties or campaigns from corporate funds, (iii) violated any provision of the Foreign Corrupt Practices Act of 1977, as amended or (iv) made any other unlawful payment.

(yy) There are no transactions, arrangements or other relationships between and/or among the Company, any of its affiliates (as such term is defined in Rule 405 of the Rules and Regulations) and any unconsolidated entity, including, but not limited to, any structured finance, special purpose or limited purpose entity that could reasonably be expected to materially affect the Company’s liquidity or the availability of or requirements for its capital resources required to be described in the General Disclosure Package and the Prospectus or a document incorporated by reference therein which have not been described as required.

(zz) There are no outstanding loans, advances (except normal advances for business expenses in the ordinary course of business) or guarantees of indebtedness by the Company to or for the benefit of any of the officers or directors of the Company or any of their respective family members, except as disclosed in the Registration Statements, the General Disclosure Package and the Prospectus. All transactions by the Company with office holders or control persons of the Company have been duly approved by the board of directors of the Company, or duly appointed committees or officers thereof, if and to the extent required under U.S. law.

(aaa) The statistical and market related data included in the Registration Statement, the General Disclosure Package and the Prospectus are based on or derived from sources that the Company believes to be reliable and accurate in all material respects, and such data agree in all material respects with the sources from which they are derived.

(bbb) The operations of the Company are and have been conducted at all times in compliance in all material respects with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, applicable money laundering statutes and applicable rules and regulations thereunder (collectively, the “Money Laundering Laws”), and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company with respect to the Money Laundering Laws is pending, or to the Company’s Knowledge, threatened.

(ccc) Neither the Company nor, to the Company’s Knowledge, any director, officer, agent, employee or affiliate of the Company is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”); and the Company will not directly or indirectly use the proceeds of the offering, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity, for the purpose of financing the activities of any person currently subject to any U.S. sanctions administered by OFAC.

(ddd) Neither the Company nor, to the Company’s Knowledge, any of its affiliates (within the meaning of NASD Conduct Rule 2720(b)(1)(a)) directly or indirectly controls, is controlled by, or is under common control with, or is an associated person (within the meaning of Article I, Section 1(ee) of the By-laws of FINRA) of, any member firm of FINRA.

Any certificate signed by or on behalf of the Company and delivered to the Representative or to counsel for the Underwriters shall be deemed to be a representation and warranty by the Company to each Underwriter as to the matters covered thereby.

3. PURCHASE, SALE AND DELIVERY OF OFFERED SECURITIES. On the basis of the representations, warranties and agreements herein contained, but subject to the terms and conditions herein set forth, the Company agrees to sell to the Underwriters, and the Underwriters agree, severally and not jointly, to purchase from the Company the respective numbers of shares of Stock and Warrants set forth opposite the names of the Underwriters in Schedule I hereto.

The purchase price per unit to be paid by the Underwriters to the Company for the Stock and Warrants will be $0.330235 per unit (the “Purchase Price”).

The Company will deliver to the Representative for the respective accounts of the several Underwriters (i) the Stock through the facilities of The Depository Trust Company and (ii) the Warrants in physical, certificated form, issued in such names and in such denominations as the Representative may direct by notice in writing to the Company given at or prior to 12:00 Noon, New York time, on the second (2nd) full business day preceding the Closing Date against payment of the aggregate Purchase Price therefor by wire transfer in federal (same day) funds to an account at a bank acceptable to Cowen payable to the order of the Company at the offices of Goodwin Procter LLP, The New York Times Building, 620 Eighth Avenue, New York, New York. Time shall be of the essence, and delivery at the time and place specified pursuant to this Agreement is a further condition of the obligations of each Underwriter hereunder. The time and date of the delivery and closing shall be at 10:00 A.M., New York time, on October 6, 2010, in accordance with Rule 15c6-1 of the Exchange Act. The time and date of such payment and delivery are herein referred to as the “Closing Date”. The Closing Date and the location of delivery of, and the form of payment for, the Stock and Warrants may be varied by agreement between the Company and Cowen.

The several Underwriters propose to offer the Stock and Warrants for sale upon the terms and conditions set forth in the Prospectus.

4. FURTHER AGREEMENTS OF THE COMPANY. The Company agrees with the several Underwriters:

(a) To prepare the Rule 462(b) Registration Statement, if necessary, in a form approved by the Representative and file such Rule 462(b) Registration Statement with the Commission by 10:00 P.M., New York time, on the date hereof, and the Company shall at the time of filing either pay to the Commission the filing fee for the Rule 462(b) Registration Statement or give irrevocable instructions for the payment of such fee pursuant to Rule 111(b) under the Rules and Regulations; to prepare the Prospectus in a form approved by the Representative containing information previously omitted at the time of effectiveness of the Registration Statement in reliance on Rules 430A, 430B or 430C of the Rules and Regulations and to file such Prospectus pursuant to Rule 424(b) of the Rules and Regulations not later than the second business (2nd) day following the execution and delivery of this Agreement or, if applicable, such earlier time as may be required by Rule 430A of the Rules and Regulations; prior to the expiration of the Prospectus Delivery Period (as defined below), to notify the Representative immediately of the Company’s intention to file or prepare any supplement or amendment to any Registration Statement or to the Prospectus and to make no amendment or supplement to the Registration Statements, the General Disclosure Package or to the Prospectus to which the Representative shall reasonably object by notice to the Company after a reasonable period to review; prior to the expiration of the Prospectus Delivery Period, to advise the Representative, promptly after it receives notice thereof, of the time when any amendment to any Registration Statement has been filed or becomes effective or any supplement to the General Disclosure Package or the Prospectus or any amended Prospectus has been filed and to furnish the Underwriters with copies thereof; to file promptly all material required to be filed by the Company with the Commission pursuant to Rules 433(d) or 163(b)(2) of the Rules and Regulations, as the case may be; to file promptly all reports and any definitive proxy or information statements required to be filed by the Company with the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of the Prospectus and for so long as the delivery of a prospectus (or in lieu thereof, the notice referred to in Rule 173(a) of the Rules and Regulations) is required in connection with the offering or sale of the Stock and Warrants (the “Prospectus Delivery Period”); prior to the expiration of the Prospectus Delivery Period, to advise the Representative, promptly after it receives notice thereof, of the issuance by the Commission of any stop order or of any order preventing or suspending the use of any Preliminary Prospectus, any Issuer Free Writing Prospectus or the Prospectus, of the suspension of the qualification of the Stock and Warrants for offering or sale in any jurisdiction, of the initiation or threatening of any proceeding for any such purpose, or of any request by the Commission for the amending or supplementing of the Registration Statements, the General Disclosure Package or the Prospectus or for additional information; and, in the event of the issuance of any stop order or of any order preventing or suspending the use of any Preliminary Prospectus, any Issuer Free Writing Prospectus or the Prospectus or suspending any such qualification, and promptly to use its reasonable best efforts to obtain the withdrawal of such order.

(b) The Company represents and agrees that, unless it obtains the prior consent of the Representative, and each Underwriter represents and agrees that, unless it obtains the prior consent of the Company and the Representative, it has not made and will not, other than the Final Term Sheet (defined below), if any, prepared and filed pursuant to Section 4(c) hereof, make any offer relating to the Stock and Warrants that would constitute a “free writing prospectus” as defined in Rule 405 of the Rules and Regulations unless the prior written consent of the Representative has been received (each, a “Permitted Free Writing Prospectus”); provided that the prior written consent of the Representative hereto shall be deemed to have been given in respect of the Issuer Free Writing Prospectuses included in Schedule II hereto. The Company represents that it has treated and agrees that it will treat each Permitted Free Writing Prospectus as an Issuer Free Writing Prospectus, comply with the requirements of Rules 164 and 433 of the Rules and Regulations applicable to any Issuer Free Writing Prospectus, including the requirements relating to timely filing with the Commission, legending and record keeping and will not take any action that would result in an Underwriter or the Company being required to file with the Commission pursuant to Rule 433(d) of the Rules and Regulations a free writing prospectus prepared by or on behalf of such Underwriter that such Underwriter otherwise would not have been required to file thereunder. The Company consents to the use by any Underwriter of a free writing prospectus that (a) is not an “issuer free writing prospectus” as defined in Rule 433 of the Rules and Regulations, and (b) contains only (i) information describing the preliminary terms of the Stock and Warrants or their offering and (ii) information that described the final terms of the Stock and Warrants or their offering and that is included in the Final Term Sheet, if any, contemplated in Section 4(c) below.

(c) At the request of the Representative, the Company will prepare a final term sheet (the “Final Term Sheet”) reflecting the final terms of the Stock and Warrants, in form and substance satisfactory to the Representative, and shall file such Final Term Sheet as an Issuer Free Writing Prospectus pursuant to Rule 433 of the Rules and Regulations prior to the close of business two (2) business days after the date hereof; provided that the Company shall provide the Representative with copies on any such Final Term Sheet within a reasonable amount of time prior to such proposed filing and will not use or file any such document to which the Representative or counsel to the Underwriters shall reasonably object.

(d) If at any time prior to the expiration of nine (9) months after the later of (i) the latest effective date of the Registration Statement or (ii) the date of the Prospectus, when a prospectus relating to the Stock and Warrants is required to be delivered (or in lieu thereof, the notice referred to in Rule 173(a) of the Rules and Regulations) any event occurs or condition exists as a result of which the Prospectus as then amended or supplemented would include any untrue statement of a material fact, or omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made when the Prospectus is delivered (or in lieu thereof, the notice referred to in Rule 173(a) of the Rules and Regulations), not misleading, or if it is necessary at any time to amend or supplement any Registration Statement or the Prospectus or to file under the Exchange Act any document incorporated by reference in the Prospectus to comply with the Securities Act or the Exchange Act, that the Company will promptly notify the Representative thereof and upon its request will prepare an appropriate amendment or supplement or upon its request make an appropriate filing pursuant to Section 13 or 14 of the Exchange Act in form and substance satisfactory to the Representative which will correct such statement or omission or effect such compliance and will use its reasonable best efforts to have any amendment to any Registration Statement declared effective as soon as possible. The Company will furnish without charge to each Underwriter and to any dealer in securities as many copies as the Representative may from time to time reasonably request of such amendment or supplement. In case any Underwriter is required to deliver a prospectus (or in lieu thereof, the notice referred to in Rule 173(a) of the Rules and Regulations) relating to the Stock and Warrants nine (9) months or more after the later of (i) the latest effective date of the Registration Statement or (ii) the date of the Prospectus, the Company upon the request of the Representative will prepare promptly an amended or supplemented Prospectus as may be necessary to permit compliance with the requirements of Section 10(a)(3) of the Securities Act and deliver to such Underwriter as many copies as such Underwriter may reasonably request of such amended or supplemented Prospectus complying with Section 10(a)(3) of the Securities Act.

(e) If the General Disclosure Package is being used to solicit offers to buy the Stock and Warrants at a time when the Prospectus is not yet available to prospective purchasers and any event shall occur as a result of which, in the judgment of the Company or in the reasonable opinion of the Underwriters, it becomes necessary to amend or supplement the General Disclosure Package in order to make the statements therein, in the light of the circumstances then prevailing, not misleading, or to make the statements therein not conflict with the information contained or incorporated by reference in the Registration Statement then on file and not superseded or modified, or if it is necessary at any time to amend or supplement the General Disclosure Package to comply with any law, the Company promptly will either (i) prepare, file with the Commission (if required) and furnish to the Underwriters and any dealers an appropriate amendment or supplement to the General Disclosure Package or (ii) prepare and file with the Commission an appropriate filing under the Exchange Act which shall be incorporated by reference in the General Disclosure Package so that the General Disclosure Package as so amended or supplemented will not, in the light of the circumstances then prevailing, be misleading or conflict with the Registration Statement then on file, or so that the General Disclosure Package will comply with law.

(f) If at any time following issuance of an Issuer Free Writing Prospectus there occurred or occurs an event or development as a result of which such Issuer Free Writing Prospectus conflicted or will conflict with the information contained in the Registration Statement, Pricing Prospectus or Prospectus, including any document incorporated by reference therein and any prospectus supplement deemed to be a part thereof and not superseded or modified or included or would include an untrue statement of a material fact or omitted or would omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances prevailing at the subsequent time, not misleading, the Company has promptly notified or will promptly notify the Representative so that any use of the Issuer Free Writing Prospectus may cease until it is amended or supplemented and has promptly amended or will promptly amend or supplement, at its own expense, such Issuer Free Writing Prospectus to eliminate or correct such conflict, untrue statement or omission. The foregoing sentence does not apply to statements in or omissions from any Issuer Free Writing Prospectus in reliance upon, and in conformity with, written information furnished to the Company through the Representative by or on behalf of any Underwriter specifically for inclusion therein, which information the parties hereto agree is limited to the Underwriter’s Information (as defined in Section 17).

(g) To furnish promptly to the Representative and to counsel for the Underwriters a signed copy of each of the Registration Statements as originally filed with the Commission, and of each amendment thereto filed with the Commission, including all consents and exhibits filed therewith.

(h) To deliver promptly to the Representative in New York City such number of the following documents as the Representative shall reasonably request: (i) conformed copies of the Registration Statements as originally filed with the Commission (in each case excluding exhibits), (ii) each Preliminary Prospectus, (iii) any Issuer Free Writing Prospectus, (iv) the Prospectus (the delivery of the documents referred to in clauses (i), (ii), (iii) and (iv) of this paragraph (h) to be made not later than 10:00 A.M., New York time, on the business day following the execution and delivery of this Agreement), (v) conformed copies of any amendment to the Registration Statement (excluding exhibits), (vi) any amendment or supplement to the General Disclosure Package or the Prospectus after the date hereof (the delivery of the documents referred to in clauses (v) and (vi) of this paragraph (h) to be made not later than 10:00 A.M., New York City time, on the business day following the date of such amendment or supplement) and (vii) any document incorporated by reference in the General Disclosure Package or the Prospectus (excluding exhibits thereto) (the delivery of the documents referred to in clause (vii) of this paragraph (h) to be made not later than 10:00 A.M., New York City time, on the business day following the date of such document); provided, however, that filing with the Commission on EDGAR (as defined below) of any document specified in clause (vii) of this paragraph (h) shall constitute delivery to the Representative.

(i) To make generally available to its shareholders as soon as practicable, but in any event not later than sixteen (16) months after the effective date of each Registration Statement (as defined in Rule 158(c) of the Rules and Regulations), an earnings statement of the Company (which need not be audited) complying with Section 11(a) of the Securities Act and the Rules and Regulations (including, at the option of the Company, Rule 158).

(j) To take promptly from time to time such actions as the Representative may reasonably request to qualify the Stock and Warrants for offering and sale under the securities or Blue Sky laws of such jurisdictions (domestic or foreign) as the Representative may designate and to continue such qualifications in effect, and to comply with such laws, for so long as required to permit the offer and sale of Stock and Warrants in such jurisdictions; provided that the Company shall not be obligated to qualify as foreign corporations in any jurisdiction in which they are not so qualified or to file a general consent to service of process in any jurisdiction.

(k) Upon request, during the period of five (5) years from the date hereof, to deliver to each of the Underwriters, (i) as soon as they are available, copies of all reports or other communications furnished to shareholders generally, and (ii) as soon as they are available, copies of any reports and financial statements furnished or filed with the Commission or any national securities exchange on which the Common Stock is listed. However, so long as the Company is subject to the reporting requirements of either Section 13 or Section 15(d) of the Exchange Act and is timely filing reports with the Commission on its Electronic Data Gathering, Analysis and Retrieval system (“EDGAR”), it is not required to furnish such reports or statements to the Underwriters.

(l) That the Company will not, for a period of ninety (90) days from the date of this Agreement, (the “Lock-Up Period”) without the prior written consent of Cowen, directly or indirectly offer, sell, assign, transfer, pledge, contract to sell, or otherwise dispose of, any shares of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock, other than (1) the Company’s sale of the Stock and Warrants hereunder, (2) the issuance of Common Stock, options to acquire Common Stock or other equity awards pursuant to the Company’s employee benefit plans, qualified stock option plans, employee stock purchase plans or other employee compensation plans as such plans are in existence on the date hereof and described in the Prospectus, and (3) the issuance of Common Stock pursuant to the valid exercises, vesting or settlements of options, warrants or rights outstanding on the date hereof. The Company will cause each person and entity listed in Exhibit B to furnish to the Representative, prior to the Closing Date, a letter, substantially in the form of Exhibit A hereto. The Company also agrees that during such period, other than for the sale of the Stock and Warrants hereunder, the Company will not file any registration statement, preliminary prospectus or prospectus, or any amendment or supplement thereto, under the Securities Act for any such transaction or which registers, or offers for sale, Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock, except for (x) a registration statement on Form S-8 relating to employee benefit plans or (y) any registration statement, prospectus, or any amendment or supplement thereto, that the Company is contractually obligated to file pursuant to that certain Investor Rights Agreement, dated as of April 3, 2009, as amended. The Company hereby agrees that (i) if it issues an earnings release or material news, or if a material event relating to the Company occurs, during the last seventeen (17) days of the Lock-Up Period, or (ii) if prior to the expiration of the Lock-Up Period, the Company announces that it will release earnings results during the sixteen (16)-day period beginning on the last day of the Lock-Up Period, the restrictions imposed by this paragraph (l) or the letter shall continue to apply until the expiration of the eighteen (18)-day period beginning on the issuance of the earnings release or the occurrence of the material news or material event. The Company will provide the Representative with prior notice (in accordance with Section 14 herein) of any such announcement that gives rise to an extension of the Lock-Up Period, subject to the Representative’s agreement to hold such information in confidence prior to public disclosure of the same.

(m) To supply the Representative with copies of all correspondence to and from, and all documents issued to and by, the Commission in connection with the registration of the Stock and Warrants under the Securities Act or any of the Registration Statements, any Preliminary Prospectus or the Prospectus, or any amendment or supplement thereto or document incorporated by reference therein.

(n) [Intentionally Omitted.]

(o) Prior to the Closing Date, not to issue any press release or other communication directly or indirectly or hold any press conference with respect to the Company, its condition, financial or otherwise, or earnings, business affairs or business prospects (except for routine oral marketing communications in the ordinary course of business and consistent with the past practices of the Company and of which the Representative is notified), without the prior written consent of the Representative, unless in the judgment of the Company and its counsel, and after notification to the Representative, such press release or communication is required by law.

(p) Until Cowen shall have notified the Company of the completion of the resale of the Stock and Warrants, that the Company will not, and will use its reasonable best efforts to cause its affiliated purchasers (as defined in Regulation M under the Exchange Act) not to, either alone or with one or more other persons, bid for or purchase, for any account in which it or any of its affiliated purchasers has a beneficial interest, any Stock and Warrants, or attempt to induce any person to purchase any Stock and Warrants; and not to, and to use its reasonable best efforts to cause its affiliated purchasers not to, make bids or purchase for the purpose of creating actual, or apparent, active trading in or of raising the price of the Stock and Warrants.

(q) To use its reasonable best efforts not to take any action prior the Closing Date which would require the Prospectus to be amended or supplemented pursuant to Section 4(d).

(r) To at all times comply in all material respects with all applicable provisions of the Sarbanes-Oxley Act in effect from time to time and to file with the Commission such information on Form 10-Q or Form 10-K as may be required by Rule 463 of the Rules and Regulations.

(s) To maintain, at its expense, a registrar and transfer agent for the Stock and Warrants.

(t) To apply the net proceeds from the sale of the Stock and Warrants as set forth in the Registration Statement, the General Disclosure Package and the Prospectus under the heading “Use of Proceeds,” and except as disclosed in the General Disclosure Package, the Company does not intend to use any of the proceeds from the sale of the Stock and Warrants hereunder to repay any outstanding debt owed to any affiliate of any Underwriter. The Company shall manage its affairs and investments in such a manner as not to be or become an “investment company” within the meaning of the Investment Company Act and the rules and regulations thereunder.

(u) To use its best efforts to list, subject to notice of issuance, and to maintain the listing of the Stock and Warrant Shares on the Exchange.

(v) To use its best efforts to do and perform all things required to be done or performed under this Agreement by the Company prior to the Closing Date and to satisfy all conditions precedent to the delivery of the Stock and Warrants.

(w) To reserve and keep available at all times a sufficient number of shares of Common Stock for the purpose of enabling the Company to issue the Warrant Shares.

(x) Upon request of any Underwriter, to furnish, or cause to be furnished, to such Underwriter an electronic version of the Company’s corporate logo for use on the website, if any, operated by such Underwriter for the purpose of facilitating the on-line offering of the Stock and Warrants (the “License”); provided, however that the License shall be used solely for the purpose described above, is granted without any fee and may not be assigned or transferred.

5. PAYMENT OF EXPENSES. The Company agrees to pay, or reimburse if paid by any Underwriter, whether or not the transactions contemplated hereby are consummated or this Agreement is terminated: (a) the costs incident to the authorization, issuance, sale, preparation and delivery of the Stock and Warrants and any taxes payable in that connection; (b) the costs incident to the registration of the Stock and Warrants under the Securities Act; (c) the costs incident to the preparation, printing and distribution of the Registration Statements, the Base Prospectus, any Preliminary Prospectus, any Issuer Free Writing Prospectus, the General Disclosure Package, the Prospectus, any amendments, supplements and exhibits thereto or any document incorporated by reference therein and the costs of printing, reproducing and distributing, the “Agreement Among Underwriters” between the Representative and the Underwriters, the Master Selected Dealers’ Agreement, the Underwriters’ Questionnaire, this Agreement and any closing documents by mail, telex or other means of communications; (d) the fees and expenses (including related fees and expenses of counsel for the Underwriters) incurred in connection with securing any required review by FINRA of the terms of the sale of the Stock and Warrants and any filings made with FINRA; (e) any applicable listing or other fees; (f) the fees and expenses (including related fees and expenses of counsel to the Underwriters) of qualifying the Stock and Warrants under the securities laws of the several jurisdictions as provided in Section 4(j) and of preparing, printing and distributing wrappers, Blue Sky Memoranda and Legal Investment Surveys; (g) the cost of preparing and printing stock certificates and Warrants; (h) all fees and expenses of the registrar and transfer agent of the Stock and Warrants; (i) the fees, disbursements and expenses of counsel to the Underwriters up to an aggregate of $100,000; (j) the costs and expenses of the Company relating to investor presentations on any “road show” undertaken in connection with the marketing of the offering of the Stock and Warrants, including, without limitation, expenses associated with the preparation or dissemination of any electronic road show, expenses associated with the production of road show slides and graphics, fees and expenses of any consultants engaged in connection with the road show presentations with the prior approval of the Company, travel and lodging expenses of the officers of the Company and such consultants, including the cost of any aircraft chartered in connection with the road show, and (k) all other costs and expenses incident to the offering of the Stock and Warrants or the performance of the obligations of the Company under this Agreement (including, without limitation, the fees and expenses of the Company’s counsel and the Company’s independent accountants); provided that the Company shall not be liable for and shall not be obligated to pay any such fees, costs, expenses or disbursements to the Underwriters for out-of-pocket expenses (including fees, costs, expenses or disbursements for the Underwriters’ counsel) in excess of $125,000 in the aggregate; and provided further that, except to the extent otherwise provided in this Section 5 and in Sections 9 and 10, the Underwriters shall pay their own costs and expenses, including the fees and expenses of their counsel, any transfer taxes on the resale of any Stock and Warrants by them and the expenses of advertising any offering of the Stock and Warrants made by the Underwriters

6. CONDITIONS OF UNDERWRITERS’ OBLIGATIONS. The respective obligations of the several Underwriters hereunder are subject to the accuracy, when made and as of the Applicable Time and on the Closing Date, of the representations and warranties of the Company contained herein, to the accuracy of the statements of the Company made in any certificates pursuant to the provisions hereof, to the performance by the Company of its obligations hereunder, and to each of the following additional terms and conditions:

(a) The Registration Statements have become effective under the Securities Act, and no stop order suspending the effectiveness of any Registration Statement or any part thereof, preventing or suspending the use of any Base Prospectus, any Preliminary Prospectus, the Prospectus or any Permitted Free Writing Prospectus or any part thereof shall have been issued and no proceedings for that purpose or pursuant to Section 8A under the Securities Act shall have been initiated or threatened by the Commission, and all requests for additional information on the part of the Commission (to be included or incorporated by reference in the Registration Statements or the Prospectus or otherwise) shall have been complied with to the reasonable satisfaction of the Representative; the Rule 462(b) Registration Statement, if any, each Issuer Free Writing Prospectus and the Prospectus shall have been filed with, the Commission within the applicable time period prescribed for such filing by, and in compliance with, the Rules and Regulations and in accordance with Section 4(a), and the Rule 462(b) Registration Statement, if any, shall have become effective immediately upon its filing with the Commission; and FINRA shall have raised no objection to the fairness and reasonableness of the terms of this Agreement or the transactions contemplated hereby.

(b) None of the Underwriters shall have discovered and disclosed to the Company on or prior to the Closing Date that any Registration Statement or any amendment or supplement thereto contains an untrue statement of a fact which, in the opinion of counsel for the Underwriters, is material or omits to state any fact which, in the opinion of such counsel, is material and is required to be stated therein or is necessary to make the statements therein not misleading, or that the General Disclosure Package, any Issuer Free Writing Prospectus or the Prospectus or any amendment or supplement thereto contains an untrue statement of fact which, in the opinion of such counsel, is material or omits to state any fact which, in the opinion of such counsel, is material and is necessary in order to make the statements, in the light of the circumstances in which they were made, not misleading.

(c) All corporate proceedings incident to the authorization, form and validity of each of this Agreement, the Stock, the Warrants, the Registration Statements, the General Disclosure Package, each Issuer Free Writing Prospectus and the Prospectus and the transactions contemplated hereby shall be reasonably satisfactory in all material respects to counsel for the Underwriters, and the Company shall have furnished to such counsel all documents and information that they may reasonably request to enable them to pass upon such matters.

(d) Cooley LLP shall have furnished to the Representative such counsel’s written opinion and negative assurance statement, as counsel to the Company, addressed to the Underwriters and dated the Closing Date, in form and substance reasonably satisfactory to the Representative and set forth on Exhibit C hereto.

(e) The Representative shall have received from Goodwin Procter LLP, counsel for the Underwriters, such counsel’s written opinion and negative assurance statement, dated the Closing Date, with respect to such matters as the Underwriters may reasonably require, and the Company shall have furnished to such counsel such documents as they request for enabling them to pass upon such matters.

(f) At the time of the execution of this Agreement, the Representative shall have received from Ernst & Young LLP a letter, addressed to the Underwriters, executed and dated such date, in form and substance satisfactory to the Representative (i) confirming that they are an independent registered accounting firm with respect to the Company within the meaning of the Securities Act and the Rules and Regulations and PCAOB and (ii) stating the conclusions and findings of such firm, of the type ordinarily included in accountants’ “comfort letters” to underwriters, with respect to the financial statements and certain financial information contained or incorporated by reference in the Registration Statements, the General Disclosure Package and the Prospectus.

(g) On the effective date of any post-effective amendment to any Registration Statement and on the Closing Date, the Representative shall have received a letter (the “bring-down letter”) from Ernst & Young LLP addressed to the Underwriters and dated the Closing Date confirming, as of the date of the bring-down letter (or, with respect to matters involving changes or developments since the respective dates as of which specified financial information is given in the General Disclosure Package and the Prospectus, as the case may be, as of a date not more than three (3) business days prior to the date of the bring-down letter), the conclusions and findings of such firm, of the type ordinarily included in accountants’ “comfort letters” to underwriters, with respect to the financial information and other matters covered by its letter delivered to the Representative concurrently with the execution of this Agreement pursuant to paragraph (f) of this Section 6.

(h) The Company shall have furnished to the Representative a certificate, dated the Closing Date, of its Chief Executive Officer and its Chief Financial Officer stating that (i) such officers have carefully examined the Registration Statement, the General Disclosure Package, any Permitted Free Writing Prospectus and the Prospectus and, in their opinion, the Registration Statements and each amendment thereto, at the Applicable Time, as of the date of this Agreement and as of the Closing Date did not include any untrue statement of a material fact and did not omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, and the General Disclosure Package, as of the Applicable Time and as of the Closing Date, any Permitted Free Writing Prospectus as of its date and as of the Closing Date, the Prospectus and each amendment or supplement thereto, as of the respective date thereof and as of the Closing Date, did not include any untrue statement of a material fact and did not omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances in which they were made, not misleading, (ii) since the effective date of the Initial Registration Statement, no event has occurred which should have been set forth in a supplement or amendment to the Registration Statements, the General Disclosure Package or the Prospectus, (iii) to the best of their knowledge after reasonable investigation, as of the Closing Date, the representations and warranties of the Company in this Agreement are true and correct and the Company has complied with all agreements and satisfied all conditions on its part to be performed or satisfied hereunder at or prior to the Closing Date, and (iv) there has not been, subsequent to the date of the most recent audited financial statements included or incorporated by reference in the General Disclosure Package, any material adverse change in the financial position or results of operations of the Company, or any change or development that, singularly or in the aggregate, would involve a material adverse change or a prospective material adverse change, in or affecting the condition (financial or otherwise), results of operations, business, assets or prospects of the Company, except as set forth in the Prospectus.

(i) Since the date of the latest audited financial statements included in the General Disclosure Package or incorporated by reference in the General Disclosure Package as of the date hereof, (i) the Company shall not have sustained any loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth in the General Disclosure Package, and (ii) there shall not have been any change in the capital stock (other than stock option and warrant exercises and stock repurchases in the ordinary course of business) or long-term debt of the Company, or any change, or any development involving a prospective change, in or affecting the business, general affairs, management, financial position, stockholders’ equity or results of operations of the Company, otherwise than as set forth in the General Disclosure Package, the effect of which, in any such case described in clause (i) or (ii) of this paragraph (i) is, in the judgment of the Representative, so material and adverse as to make it impracticable or inadvisable to proceed with the sale or delivery of the Stock and Warrants on the terms and in the manner contemplated in the General Disclosure Package.

(j) No action shall have been taken and no law, statute, rule, regulation or order shall have been enacted, adopted or issued by any governmental agency or body which would prevent the issuance or sale of the Stock and Warrants or materially and adversely affect or potentially materially and adversely affect the business or operations of the Company; and no injunction, restraining order or order of any other nature by any federal or state court of competent jurisdiction shall have been issued which would prevent the issuance or sale of the Stock and Warrants or materially and adversely affect or potentially materially and adversely affect the business or operations of the Company.

(k) Subsequent to the execution and delivery of this Agreement (i) no downgrading shall have occurred in the Company’s corporate credit rating or the rating accorded the Company’s debt securities by any “nationally recognized statistical rating organization,” as that term is defined by the Commission for purposes of Rule 436(g)(2) of the Rules and Regulations and (ii) no such organization shall have publicly announced that it has under surveillance or review (other than an announcement with positive implications of a possible upgrading), the Company’s corporate credit rating or the rating of any of the Company’s debt securities.

(l) Subsequent to the execution and delivery of this Agreement there shall not have occurred any of the following: (i) trading in securities generally on the New York Stock Exchange, Nasdaq Capital Market or the NYSE Amex or in the over-the-counter market, or trading in any securities of the Company on any exchange or in the over-the-counter market, shall have been suspended or materially limited, or minimum or maximum prices or maximum range for prices shall have been established on any such exchange or such market by the Commission, by such exchange or market or by any other regulatory body or governmental authority having jurisdiction, (ii) a banking moratorium shall have been declared by Federal or state authorities or a material disruption has occurred in commercial banking or securities settlement or clearance services in the United States, (iii) the United States shall have become engaged in hostilities, or the subject of an act of terrorism, or there shall have been an outbreak of or escalation in hostilities involving the United States, or there shall have been a declaration of a national emergency or war by the United States or (iv) there shall have occurred such a material adverse change in general economic, political or financial conditions (or the effect of international conditions on the financial markets in the United States shall be such) as to make it, in the judgment of the Representative, impracticable or inadvisable to proceed with the sale or delivery of the Stock and Warrants on the terms and in the manner contemplated in the General Disclosure Package and the Prospectus.

(m) The Exchange shall have approved the Stock and Warrant Shares for listing therein, subject only to official notice of issuance.

(n) Cowen shall have received on and as of the Closing Date satisfactory evidence of the good standing of the Company in its jurisdictions of organization and their good standing as foreign entities in such other jurisdictions as Cowen may reasonably request, in each case in writing or any standard form of telecommunication from the appropriate Governmental Authorities of such jurisdictions.

(o) Cowen shall have received the written agreements, substantially in the form of Exhibit A hereto, of the persons and entities listed in Exhibit B to this Agreement.

(p) The Company shall have furnished to the Underwriters a Secretary’s Certificate of the Company, in form and substance reasonably satisfactory to counsel for the Underwriters.

(q) On or prior to the Closing Date, the Company shall have furnished to Cowen such further certificates and documents as Cowen may reasonably request.

All opinions, letters, evidence and certificates mentioned above or elsewhere in this Agreement shall be deemed to be in compliance with the provisions hereof only if they are in form and substance reasonably satisfactory to counsel for the Underwriters.

7. INDEMNIFICATION AND CONTRIBUTION.

(a) The Company shall indemnify and hold harmless each Underwriter, its directors, officers, managers, members, employees, representatives and agents and each person, if any, who controls any Underwriter within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act (collectively the “Underwriter Indemnified Parties,” and each an “Underwriter Indemnified Party”) against any loss, claim, damage, expense or liability whatsoever (or any action, investigation or proceeding in respect thereof), joint or several, to which such Underwriter Indemnified Party may become subject, under the Securities Act or otherwise, insofar as such loss, claim, damage, expense, liability, action, investigation or proceeding arises out of or is based upon (A) any untrue statement or alleged untrue statement of a material fact contained in any Preliminary Prospectus, any Issuer Free Writing Prospectus, any “issuer information” that is used in connection with the offering and sale of the Stock and Warrants by, or with the approval of, the Company filed or required to be filed pursuant to Rule 433(d) of the Rules and Regulations, any Registration Statement or the Prospectus, or in any amendment or supplement thereto or document incorporated by reference therein, or (B) the omission or alleged omission to state in any Preliminary Prospectus, any Issuer Free Writing Prospectus, any “issuer information” that is used in connection with the offering and sale of the Stock and Warrants by, or with the approval of, the Company filed or required to be filed pursuant to Rule 433(d) of the Rules and Regulations, any Registration Statement or the Prospectus, or in any amendment or supplement thereto or document incorporated by reference therein, a material fact required to be stated therein or necessary to make the statements therein in light of (other than in the case of any Registration Statement) the circumstances under which they are made not misleading, and shall reimburse each Underwriter Indemnified Party promptly upon demand for any legal fees or other expenses reasonably incurred by that Underwriter Indemnified Party in connection with investigating, or preparing to defend, or defending against, or appearing as a third party witness in respect of, or otherwise incurred in connection with, any such loss, claim, damage, expense, liability, action, investigation or proceeding, as such fees and expenses are incurred; provided, however, that the Company shall not be liable in any such case to the extent that any such loss, claim, damage, expense or liability arises out of or is based upon an untrue statement or alleged untrue statement in, or omission or alleged omission from any Preliminary Prospectus, any Registration Statement or the Prospectus, or any such amendment or supplement thereto, or any Issuer Free Writing Prospectus made in reliance upon and in conformity with written information furnished to the Company through the Representative by or on behalf of any Underwriter specifically for use therein, which information the parties hereto agree is limited to the Underwriter’s Information (as defined in Section 17).

The indemnity agreement in this Section 7(a) is not exclusive and is in addition to each other liability which the Company might have under this Agreement or otherwise, and shall not limit any rights or remedies which may otherwise be available under this Agreement, at law or in equity to any Underwriter Indemnified Party.

(b) Each Underwriter, severally and not jointly, shall indemnify and hold harmless the Company and its directors, its officers who signed the Registration Statement and each person, if any, who controls the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act (collectively the “Company Indemnified Parties” and each a “Company Indemnified Party”) against any loss, claim, damage, expense or liability whatsoever (or any action, investigation or proceeding in respect thereof), joint or several, to which such Company Indemnified Party may become subject, under the Securities Act or otherwise, insofar as such loss, claim, damage, expense, liability, action, investigation or proceeding arises out of or is based upon (i) any untrue statement or alleged untrue statement of a material fact contained in any Preliminary Prospectus, any Issuer Free Writing Prospectus, any “issuer information” filed or required to be filed pursuant to Rule 433(d) of the Rules and Regulations, any Registration Statement or the Prospectus, or in any amendment or supplement thereto, or (ii) the omission or alleged omission to state in any Preliminary Prospectus, any Issuer Free Writing Prospectus, any “issuer information” filed or required to be filed pursuant to Rule 433(d) of the Rules and Regulations, any Registration Statement or the Prospectus, or in any amendment or supplement thereto, a material fact required to be stated therein or necessary to make the statements therein in light of (other than in the case of any Registration Statement) the circumstances under which they are made not misleading, but in each case only to the extent that the untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information furnished to the Company through the Representative by or on behalf of that Underwriter specifically for use therein, which information the parties hereto agree is limited to the Underwriter’s Information as defined in Section 17, and shall reimburse the Company Indemnified Parties promptly on demand for any legal or other expenses reasonably incurred by such party in connection with investigating or preparing to defend or defending against or appearing as third party witness in connection with any such loss, claim, damage, liability, action, investigation or proceeding, as such fees and expenses are incurred. This indemnity agreement is not exclusive and will be in addition to any liability which the Underwriters might otherwise have and shall not limit any rights or remedies which may otherwise be available under this Agreement, at law or in equity to the Company Indemnified Parties.

(c) Promptly after receipt by an indemnified party under this Section 7 of notice of the commencement of any action, the indemnified party shall, if a claim in respect thereof is to be made against an indemnifying party under this Section 7, notify such indemnifying party in writing of the commencement of that action; provided, however, that the failure to notify the indemnifying party shall not relieve it from any liability which it may have under this Section 7 except to the extent it has been materially prejudiced by such failure; and, provided, further, that the failure to notify an indemnifying party shall not relieve it from any liability which it may have to an indemnified party otherwise than under this Section 7. If any such action shall be brought against an indemnified party, and it shall notify the indemnifying party thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it wishes, jointly with any other similarly notified indemnifying party, to assume the defense of such action with counsel reasonably satisfactory to the indemnified party (which counsel shall not, except with the written consent of the indemnified party, be counsel to the indemnifying party). After notice from the indemnifying party to the indemnified party of its election to assume the defense of such action, except as provided herein, the indemnifying party shall not be liable to the indemnified party under Section 7 for any legal or other expenses subsequently incurred by the indemnified party in connection with the defense of such action other than reasonable costs of investigation; provided, however, that any indemnified party shall have the right to employ separate counsel in any such action and to participate in the defense of such action but the fees and expenses of such counsel (other than reasonable costs of investigation) shall be at the expense of such indemnified party unless (i) the employment thereof has been specifically authorized in writing by the Company in the case of a claim for indemnification under Section 7(a) or Cowen in the case of a claim for indemnification under Section 7(b), (ii) such indemnified party shall have been advised by its counsel that there may be one or more legal defenses available to it which are different from or additional to those available to the indemnifying party, or (iii) the indemnifying party has failed to assume the defense of such action and employ counsel reasonably satisfactory to the indemnified party within a reasonable period of time after notice of the commencement of the action or the indemnifying party does not diligently defend the action after assumption of the defense, in which case, if such indemnified party notifies the indemnifying party in writing that it elects to employ separate counsel at the expense of the indemnifying party, the indemnifying party shall not have the right to assume the defense of (or, in the case of a failure to diligently defend the action after assumption of the defense, to continue to defend) such action on behalf of such indemnified party and the indemnifying party shall be responsible for legal or other expenses subsequently incurred by such indemnified party in connection with the defense of such action; provided, however, that the indemnifying party shall not, in connection with any one such action or separate but substantially similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances, be liable for the reasonable fees and expenses of more than one separate firm of attorneys at any time for all such indemnified parties (in addition to any local counsel), which firm shall be designated in writing by Cowen if the indemnified parties under this Section 7 consist of any Underwriter Indemnified Party or by the Company if the indemnified parties under this Section 7 consist of any Company Indemnified Parties. Subject to this Section 7(c), the amount payable by an indemnifying party under Section 7 shall include, but not be limited to, (x) reasonable legal fees and expenses of counsel to the indemnified party and any other expenses in investigating, or preparing to defend or defending against, or appearing as a third party witness in respect of, or otherwise incurred in connection with, any action, investigation, proceeding or claim, and (y) all amounts paid in settlement of any of the foregoing. No indemnifying party shall, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of judgment with respect to any pending or threatened action or any claim whatsoever, in respect of which indemnification or contribution could be sought under this Section 7 (whether or not the indemnified parties are actual or potential parties thereto), unless such settlement, compromise or consent (i) includes an unconditional release of each indemnified party in form and substance reasonably satisfactory to such indemnified party from all liability arising out of such action or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party. Subject to the provisions of the following sentence, no indemnifying party shall be liable for settlement of any pending or threatened action or any claim whatsoever that is effected without its written consent (which consent shall not be unreasonably withheld or delayed), but if settled with its written consent, if its consent has been unreasonably withheld or delayed or if there be a judgment for the plaintiff in any such matter, the indemnifying party agrees to indemnify and hold harmless any indemnified party from and against any loss or liability by reason of such settlement or judgment. In addition, if at any time an indemnified party shall have requested that an indemnifying party reimburse the indemnified party for fees and expenses of counsel, such indemnifying party agrees that it shall be liable for any settlement of the nature contemplated by

Sections 7(a) or 7(b) effected without its written consent if (i) such settlement is entered into more than forty-five (45) days after receipt by such indemnifying party of the request for reimbursement, (ii) such indemnifying party shall have received notice of the terms of such settlement at least thirty (30) days prior to such settlement being entered into and (iii) such indemnifying party shall not have reimbursed such indemnified party in accordance with such request prior to the date of such settlement.

(d) If the indemnification provided for in this Section 7 is unavailable or insufficient to hold harmless an indemnified party under Section 7(a) or 7(b), then each indemnifying party shall, in lieu of indemnifying such indemnified party, contribute to the amount paid, payable or otherwise incurred by such indemnified party as a result of such loss, claim, damage, expense or liability (or any action, investigation or proceeding in respect thereof), as incurred, (i) in such proportion as shall be appropriate to reflect the relative benefits received by the Company on the one hand and the Underwriters on the other from the offering of the Stock and Warrants, or (ii) if the allocation provided by clause (i) of this Section 7(d) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) of this Section 7(d) but also the relative fault of the Company on the one hand and the Underwriters on the other with respect to the statements, omissions, acts or failures to act which resulted in such loss, claim, damage, expense or liability (or any action, investigation or proceeding in respect thereof) as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Underwriters on the other with respect to such offering shall be deemed to be in the same proportion as the total net proceeds from the offering of the Stock and Warrants purchased under this Agreement (before deducting expenses) received by the Company bear to the total underwriting discounts and commissions received by the Underwriters with respect to the Stock and Warrants purchased under this Agreement, in each case as set forth in the table on the cover page of the Prospectus. The relative fault of the Company on the one hand and the Underwriters on the other shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company on the one hand or the Underwriters on the other, the intent of the parties and their relative knowledge, access to information and opportunity to correct or prevent such untrue statement, omission, act or failure to act; provided that the parties hereto agree that the written information furnished to the Company through the Representative by or on behalf of the Underwriters for use in the Preliminary Prospectus, any Registration Statement or the Prospectus, or in any amendment or supplement thereto, consists solely of the Underwriter’s Information as defined in Section 17.

(e) The Company and the Underwriters agree that it would not be just and equitable if contributions pursuant to Section 7(d) above were to be determined by pro rata allocation or by any other method of allocation which does not take into account the equitable considerations referred to Section 7(d) above. The amount paid or payable by an indemnified party as a result of the loss, claim, damage, expense, liability, action, investigation or proceeding referred to in Section 7(d) above shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating, preparing to defend or defending against or appearing as a third party witness in respect of, or otherwise incurred in connection with, any such loss, claim, damage, expense, liability, action, investigation or proceeding. Notwithstanding the provisions of this Section 7, no Underwriters shall be required to contribute any amount in excess of the total underwriting discounts and commissions received by such Underwriter with respect to the offering of the Stock and Warrants exceeds the amount of any damages which the Underwriter has otherwise paid or become liable to pay by reason of any untrue or alleged untrue statement, omission or alleged omission, act or alleged act or failure to act or alleged failure to act. No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation. The Underwriters’ obligations to contribute as provided in this Section 7 are several in proportion to their respective underwriting obligations and not joint.

8. TERMINATION. The obligations of the Underwriters hereunder may be terminated by Cowen, in its absolute discretion by notice given to the Company prior to delivery of and payment for the Stock and Warrants if, prior to that time, any of the events described in Sections 6(i), 6(k) or 6(l) have occurred, or if the Underwriters shall decline to purchase the Stock and Warrants for any reason permitted under this Agreement (other than as a result of a termination pursuant to Section 10).

9. REIMBURSEMENT OF UNDERWRITERS’ EXPENSES. Notwithstanding anything to the contrary in this Agreement, if (a) this Agreement shall have been terminated pursuant to Section 8 or 10, (b) the Company shall fail to tender the Stock and Warrants for delivery to the Underwriters for any reason not permitted under this Agreement, (c) the Underwriters shall decline to purchase the Stock and Warrants for any reason permitted under this Agreement, (d) the sale of the Stock and Warrants is not consummated because any condition to the obligations of the Underwriters set forth herein is not satisfied or (e) the sale of the Stock and Warrants is not consummated because of the refusal, inability or failure on the part of the Company to perform any agreement herein or to satisfy any condition or to comply with the provisions hereof, then in addition to the payment of amounts in accordance with Section 5, the Company shall reimburse the Underwriters for the fees and expenses of Underwriters’ counsel and for such other out-of-pocket expenses as shall have been reasonably incurred by them in connection with this Agreement and the proposed purchase of the Stock and Warrants, including, without limitation, travel and lodging expenses of the Underwriters, and upon demand the Company shall pay the full amount thereof to Cowen, provided that in no event shall the Company be obligated to reimburse the Underwriters pursuant to clauses (a), (c) or (d) in an amount in excess of $125,000 in the aggregate (not more than $100,000 of which shall be for the reimbursement of the fees and expenses of Underwriters’ counsel). If this Agreement is terminated pursuant to Section 10 by reason of the default of one or more Underwriters, the Company shall not be obligated to reimburse any defaulting Underwriter on account of expenses to the extent incurred by such defaulting Underwriter provided that the foregoing shall not limit any reimbursement obligation of the Company to any non-defaulting Underwriter under this Section 9.

10. SUBSTITUTION OF UNDERWRITERS. If any Underwriter or Underwriters shall default in its or their obligations to purchase shares of Stock and Warrants hereunder on the Closing Date and the aggregate number of shares which such defaulting Underwriter or Underwriters agreed but failed to purchase does not exceed ten percent (10%) of the total number of shares to be purchased by all Underwriters on the Closing Date, the other Underwriters shall be obligated severally, in proportion to their respective commitments hereunder, to purchase the shares which such defaulting Underwriter or Underwriters agreed but failed to purchase on the Closing Date. If any Underwriter or Underwriters shall so default and the aggregate number of shares with respect to which such default or defaults occur is more than ten percent (10%) of the total number of shares to be purchased by all Underwriters on the Closing Date and arrangements satisfactory to the Representative and the Company for the purchase of such shares by other persons are not made within forty-eight (48) hours after such default, this Agreement shall terminate.

If the remaining Underwriters or substituted Underwriters are required hereby or agree to take up all or part of the shares of Stock and Warrants of a defaulting Underwriter or Underwriters on the Closing Date as provided in this Section 10, (i) the Company shall have the right to postpone the Closing Date for a period of not more than five (5) full business days in order that the Company may effect whatever changes may thereby be made necessary in the Registration Statements or the Prospectus, or in any other documents or arrangements, and the Company agrees promptly to file any amendments to the Registration Statements or supplements to the Prospectus which may thereby be made necessary, and (ii) the respective numbers of shares to be purchased by the remaining Underwriters or substituted Underwriters shall be taken as the basis of their underwriting obligation for all purposes of this Agreement. Nothing herein contained shall relieve any defaulting Underwriter of its liability to the Company or the other Underwriters for damages occasioned by its default hereunder. Any termination of this Agreement pursuant to this Section 10 shall be without liability on the part of any non-defaulting

Underwriter or the Company, except that the representations, warranties, covenants, indemnities, agreements and other statements set forth in Section 2, the obligations with respect to expenses to be paid or reimbursed pursuant to Sections 5 and 9 and the provisions of Section 7 and Sections 11 through 21, inclusive, shall not terminate and shall remain in full force and effect.

11. ABSENCE OF FIDUCIARY RELATIONSHIP. The Company acknowledges and agrees that:

(a) each Underwriter’s responsibility to the Company is solely contractual in nature, the Representative have been retained solely to act as underwriters in connection with the sale of the Stock and Warrants and no fiduciary, advisory or agency relationship between the Company and the Representative has been created in respect of any of the transactions contemplated by this Agreement, irrespective of whether the Representative has advised or is advising the Company on other matters;

(b) the price of the Stock and Warrants set forth in this Agreement was established by the Company following discussions and arms-length negotiations with the Representative, and the Company is capable of evaluating and understanding, and understands and accepts, the terms, risks and conditions of the transactions contemplated by this Agreement;

(c) it has been advised that the Representative and its affiliates are engaged in a broad range of transactions which may involve interests that differ from those of the Company and that the Representative has no obligation to disclose such interests and transactions to the Company by virtue of any fiduciary, advisory or agency relationship; and

(d) it waives, to the fullest extent permitted by law, any claims it may have against the Representative for breach of fiduciary duty or alleged breach of fiduciary duty and agrees that the Representative shall have no liability (whether direct or indirect) to the Company in respect of such a fiduciary duty claim or to any person asserting a fiduciary duty claim on behalf of or in right of the Company, including stockholders, employees or creditors of the Company.

12. SUCCESSORS; PERSONS ENTITLED TO BENEFIT OF AGREEMENT. This Agreement shall inure to the benefit of and be binding upon the several Underwriters, the Company and their respective successors and assigns. Nothing expressed or mentioned in this Agreement is intended or shall be construed to give any person, other than the persons mentioned in the preceding sentence, any legal or equitable right, remedy or claim under or in respect of this Agreement, or any provisions herein contained, this Agreement and all conditions and provisions hereof being intended to be and being for the sole and exclusive benefit of such persons and for the benefit of no other person; except that the representations, warranties, covenants, agreements and indemnities of the Company contained in this Agreement shall also be for the benefit of the Underwriter Indemnified Parties, and the indemnities of the several Underwriters shall be for the benefit of the Company Indemnified Parties. It is understood that each Underwriter’s responsibility to the Company is solely contractual in nature and the Underwriters do not owe the Company, or any other party, any fiduciary duty as a result of this Agreement. No purchaser of any of the Stock and Warrants from any Underwriter shall be deemed to be a successor or assign by reason merely of such purchase.

13. SURVIVAL OF INDEMNITIES, REPRESENTATIONS, WARRANTIES, ETC. The respective indemnities, covenants, agreements, representations, warranties and other statements of the Company and the several Underwriters, as set forth in this Agreement or made by them respectively, pursuant to this Agreement, shall remain in full force and effect, regardless of any investigation made by or on behalf of any Underwriter, the Company or any person controlling any of them and shall survive delivery of and payment for the Stock and Warrants. Notwithstanding any termination of this Agreement, including without limitation any termination pursuant to Section 8 or Section 10, the indemnities, covenants, agreements, representations, warranties and other statements forth in Sections 2, 5, 7 and 9 and Sections 11 through 21, inclusive, of this Agreement shall not terminate and shall remain in full force and effect at all times.

14. NOTICES. All statements, requests, notices and agreements hereunder shall be in writing, and:

(a) if to the Underwriters, shall be delivered or sent by mail, telex, or facsimile transmission to Cowen and Company, LLC, 1221 Avenue of the Americas, New York, New York 10020, Attention: Head of Equity Capital Markets, Fax: 646-562-1249 with a copy to the General Counsel, Fax: 646-562-1861, with a copy (which shall not constitute notice hereunder) to Goodwin Procter LLP, The New York Times Building, 620 Eighth Avenue, New York, New York 10018, Attention: Michael D. Maline, Esq., Fax: 212-355-3333; and

(b) if to the Company, shall be delivered or sent by mail, telex, or facsimile transmission to Sunesis Pharmaceuticals, Inc., 395 Oyster Point Boulevard, Suite 400, South San Francisco, California 94080, Attention: Chief Financial Officer, Fax: 650-266-3505, with a copy (which shall not constitute notice hereunder) to Cooley LLP, 3175 Hanover Street, Palo Alto, California 94304, Attention: Suzanne Sawochka Hooper, Esq., Fax: 650-849-7400;

provided, however, that any notice to an Underwriter pursuant to Section 7 shall be delivered or sent by mail, or facsimile transmission to such Underwriter at its address set forth in its acceptance telex to the Representative, which address will be supplied to any other party hereto by the Representative upon request. Any such statements, requests, notices or agreements shall take effect at the time of receipt thereof.

15. DEFINITION OF CERTAIN TERMS. For purposes of this Agreement, (a) “business day” means any day on which the New York Stock Exchange, Inc. is open for trading and (b) “subsidiary” has the meaning set forth in Rule 405 of the Rules and Regulations.

16. GOVERNING LAW AND JURISDICTION. This Agreement shall be governed by and construed in accordance with the laws of the State of New York, including without limitation Section 5-1401 of the New York General Obligations. The Company irrevocably (a) submits to the non-exclusive jurisdiction of the Federal and state courts in the Borough of Manhattan in The City of New York for the purpose of any suit, action or other proceeding arising out of this Agreement or the transactions contemplated by this Agreement, the Registration Statements and any Preliminary Prospectus or the Prospectus, (b) agrees that all claims in respect of any such suit, action or proceeding may be heard and determined by any such court, (c) waives to the fullest extent permitted by applicable law, any immunity from the jurisdiction of any such court or from any legal process, (d) agrees not to commence any such suit, action or proceeding other than in such courts, and (e) waives, to the fullest extent permitted by applicable law, any claim that any such suit, action or proceeding is brought in an inconvenient forum.

17. UNDERWRITERS’ INFORMATION. The parties hereto acknowledge and agree that, for all purposes of this Agreement, the Underwriters’ Information consists solely of the statements concerning the Underwriters contained in the seventh, eighth, ninth, tenth, and thirteenth paragraphs under the heading “Underwriting” in the Prospectus.

18. AUTHORITY OF THE REPRESENTATIVE. In connection with this Agreement, you will act for and on behalf of the several Underwriters, and any action taken under this Agreement by the Representative, will be binding on all the Underwriters.

19. PARTIAL UNENFORCEABILITY. The invalidity or unenforceability of any section, paragraph, clause or provision of this Agreement shall not affect the validity or enforceability of any other section, paragraph, clause or provision hereof. If any section, paragraph, clause or provision of this Agreement is for any reason determined to be invalid or unenforceable, there shall be deemed to be made such minor changes (and only such minor changes) as are necessary to make it valid and enforceable.

20. GENERAL. This Agreement constitutes the entire agreement of the parties to this Agreement and supersedes all prior written or oral and all contemporaneous oral agreements, understandings and negotiations with respect to the subject matter hereof, including, without limitation the letter agreement dated as of September 23, 2010 between the Company and Cowen and Company, LLC. In this Agreement, the masculine, feminine and neuter genders and the singular and the plural include one another. The section headings in this Agreement are for the convenience of the parties only and will not affect the construction or interpretation of this Agreement. This Agreement may be amended or modified, and the observance of any term of this Agreement may be waived, only by a writing signed by the Company and the Representative.

21. COUNTERPARTS. This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

If the foregoing is in accordance with your understanding of the agreement between the Company and the several Underwriters, kindly indicate your acceptance in the space provided for that purpose below.

Very truly yours,

SUNESIS PHARMACEUTICALS, INC.

By:	/s/ Eric H. Bjerrholt
	Name:	Eric H. Bjerrholt
	Title:	Senior Vice President, Corporate Development and Finance, Chief Financial Officer

Accepted as of the date first above written: COWEN AND COMPANY, LLC Acting on its own behalf and as Representative of the several Underwriters referred to in the foregoing Agreement.

By:	/s/ Grant Miller
	Name:	Grant Miller
	Title:	Managing Director

SCHEDULE I

Underwriters

Name	Number of Shares of Stock to be Purchased	Number of Warrants to be Purchased

Cowen and Company, LLC	33,109,280	16,554,640

ThinkEquity LLC	11,036,426	5,518,213

Total	44,145,706	22,072,853

SCHEDULE II

General Use Free Writing Prospectuses

[None.]

SCHEDULE III

Pricing Information

n/a

EXHIBIT A

Form of Lock-Up Agreement

September     , 2010

COWEN AND COMPANY, LLC

As Representative of the several Underwriters

1221 Avenue of the Americas

New York, New York 10020

Re: Sunesis Pharmaceuticals, Inc.

Dear Sirs:

This Agreement is being delivered to you in connection with the proposed Underwriting Agreement (the “Underwriting Agreement”) between Sunesis Pharmaceuticals, Inc., a Delaware corporation (the “Company”) and Cowen and Company, LLC (“Cowen”), as representative of a group of underwriters (collectively, the “Underwriters”), to be named therein, and the other parties thereto (if any), relating to the proposed public offering of shares of the common stock, par value $0.0001 per share (the “Common Stock”) of the Company.

In order to induce you and the other Underwriters to enter into the Underwriting Agreement, and in light of the benefits that the offering of the Common Stock will confer upon the undersigned in its capacity as a securityholder and/or an officer, director or employee of the Company, and for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the undersigned agrees with each Underwriter that, during the period beginning on and including the date hereof through and including the date that is the 90th day after the date of the Underwriting Agreement (the “Lock-Up Period”), the undersigned will not, without the prior written consent of Cowen, directly or indirectly, (i) offer, sell, assign, transfer, pledge, contract to sell, or otherwise dispose of, or announce the intention to otherwise dispose of, any shares of Common Stock (including, without limitation, Common Stock which may be deemed to be beneficially owned by the undersigned in accordance with the rules and regulations promulgated under the Securities Exchange Act of 1934, as the same may be amended or supplemented from time to time (such shares, the “Beneficially Owned Shares”)) or securities convertible into or exercisable or exchangeable for Common Stock, (ii) enter into any swap, hedge or similar agreement or arrangement that transfers in whole or in part, the economic risk of ownership of the Beneficially Owned Shares or securities convertible into or exercisable or exchangeable for Common Stock, whether now owned or hereafter acquired by the undersigned or with respect to which the undersigned has or hereafter acquires the power of disposition, or (iii) engage in any short selling of the Common Stock or securities convertible into or exercisable or exchangeable for Common Stock. If (i) the Company issues an earnings release or material news or a material event relating to the Company occurs during the last 17 days of the Lock-Up Period, or (ii) prior to the expiration of the Lock-Up Period, the Company announces that it will release earnings results during the 16-day period beginning on the last day of the Lock-Up Period, the Lock-Up Period shall be extended and the restrictions imposed by this Agreement shall continue to apply until the expiration of the 18-day period beginning on the issuance of the earnings release or the occurrence of the material news or material event. The undersigned hereby agrees that, prior to engaging in any transaction or taking any other action that is restricted under the terms of this Agreement during the period from the date hereof to and including the 34th day following the expiration of the initial Lock-Up Period, it will give notice thereof to the Company and will not consummate such transaction or take any such action unless it has received written confirmation from the Company that the Lock-Up Period (as such may have been extended pursuant to the terms of this Agreement) has expired.

The restrictions set forth in the immediately preceding paragraph shall not apply to:

(1) any transfers to the Company (a) pursuant the exercise of any equity award or warrant granted or issued by the Company and effected by means of a net or cashless exercise or (b) in full or partial payment of taxes or tax withholding obligations required to be paid or satisfied upon the settlement, vesting or exercise of any equity award granted by the Company,

(2) any transfers pursuant to a sale or an offer to purchase 100% of the outstanding Common Stock, whether pursuant to a merger, tender offer or otherwise, to a third party or group of third parties,

(3) if the undersigned is a natural person, any transfers made by the undersigned (a) as a bona fide gift to any member of the immediate family (as defined below) of the undersigned or to a trust the beneficiaries of which are exclusively the undersigned or members of the undersigned’s immediate family, (b) by will or intestate succession upon the death of the undersigned or (c) as a bona fide gift to a charity or educational institution,

(4) if the undersigned is a corporation, partnership, limited liability company or other business entity, any transfers to any shareholder, partner or member of, or owner of a similar equity interest in, the undersigned, as the case may be, if, in any such case, such transfer is not for value, and

(5) if the undersigned is a corporation, partnership, limited liability company or other business entity, any transfer made by the undersigned (a) in connection with the sale or other bona fide transfer in a single transaction of all or substantially all of the undersigned’s capital stock, partnership interests, membership interests or other similar equity interests, as the case may be, or all or substantially all of the undersigned’s assets, in any such case not undertaken for the purpose of avoiding the restrictions imposed by this Agreement or (b) to another corporation, partnership, limited liability company or other business entity so long as the transferee is an affiliate (as defined below) of the undersigned and such transfer is not for value;

provided, however, that in the case of any transfer described in clause (3), (4) or (5) above, it shall be a condition to the transfer that (A) other than in the case of a bona fide gift to a charity or educational institution, the transferee executes and delivers to Cowen, acting on behalf of the Underwriters, not later than one business day prior to such transfer, a written agreement, in substantially the form of this Agreement (it being understood that any references to “immediate family” in the agreement executed by such transferee shall expressly refer only to the immediate family of the undersigned and not to the immediate family of the transferee) and otherwise satisfactory in form and substance to Cowen, and (B) if the undersigned is required to file a report under Section 16(a) of the Securities Exchange Act of 1934, as amended, reporting a reduction in beneficial ownership of shares of Common Stock or Beneficially Owned Shares or any securities convertible into or exercisable or exchangeable for Common Stock or Beneficially Owned Shares during the Lock-Up Period (as the same may be extended as described above), the undersigned shall include a statement in such report to the effect that, in the case of any transfer pursuant to clause (3) above, such transfer is being made as a gift or by will or intestate succession or, in the case of any transfer pursuant to clause (4) above, such transfer is being made to a shareholder, partner or member of, or owner of a similar equity interest in, the undersigned and is not a transfer for value or, in the case of any transfer pursuant to clause (5) above, such transfer is being made either (a) in connection with the sale or other bona fide transfer in a single transaction of all or substantially all of the undersigned’s capital stock, partnership interests, membership interests or other similar equity interests, as the case may be, or all or substantially all of the undersigned’s assets or (b) to another corporation, partnership, limited liability company or other business entity that is an affiliate of the undersigned and such transfer is not for value. For purposes of this paragraph, “immediate family”

shall mean a spouse, sibling, parent, stepparent, grandparent, child, stepchild, grandchild or other lineal descendant (including by adoption), father-in-law, mother-in-law, son-in-law, daughter-in-law, brother-in-law or sister-in-law of the undersigned; and “affiliate” shall have the meaning set forth in Rule 405 under the Securities Act of 1933, as amended.

The undersigned further agrees that (i) it will not, during the Lock-Up Period (as the same may be extended as described above), make any demand or request for or exercise any right with respect to the registration under the Securities Act of 1933, as amended, of any shares of Common Stock or other Beneficially Owned Shares or any securities convertible into or exercisable or exchangeable for Common Stock or other Beneficially Owned Shares, and (ii) the Company may, with respect to any Common Stock or other Beneficially Owned Shares or any securities convertible into or exercisable or exchangeable for Common Stock or other Beneficially Owned Shares owned or held (of record or beneficially) by the undersigned, cause the transfer agent or other registrar to enter stop transfer instructions and implement stop transfer procedures with respect to such securities during the Lock-Up Period (as the same may be extended as described above).

The undersigned hereby represents and warrants that the undersigned has full power and authority to enter into this Agreement and that this Agreement has been duly authorized (if the undersigned is not a natural person), executed and delivered by the undersigned and is a valid and binding agreement of the undersigned. This Agreement and all authority herein conferred are irrevocable and shall survive the death or incapacity of the undersigned (if a natural person) and shall be binding upon the heirs, personal representatives, successors and assigns of the undersigned.

It is understood that, if (A) the Company notifies Cowen that it does not intend to proceed with the proposed public offering of Common Stock, (B) the Underwriting Agreement (other than the provisions thereof which survive termination) shall terminate or be terminated prior to payment for and delivery of the shares of Common Stock to be sold thereunder, or (C) the proposed public offering of Common Stock shall not have been completed by December 1, 2010, this Agreement shall immediately be terminated and the undersigned shall be released from all obligations under this Agreement.

The undersigned acknowledges and agrees that whether or not any public offering of Common Stock actually occurs depends on a number of factors, including market conditions.

Very truly yours,

(Name - Please Print)

(Signature)

(Name of Signatory if an entity - Please Print)

(Title of Signatory if an entity - Please Print)

Address:

EXHIBIT B

Officers, Directors, and Shareholders Executing Lock-Up Agreements

James W. Young

Daniel N. Swisher, Jr.

Eric H. Bjerkholt

Steven B. Ketchum

Matthew K. Fust

Edward Hurwitz

Helen S. Kim

Dayton Misfeldt

Homer L. Pearce

David C. Stump

Entities affiliated with Alta Partners

Entities affiliated with Bay City Capital

Entities affiliated with New Enterprise Associates

EXHIBIT C

Form of Company Counsel Legal Opinion and Negative Assurance Statement

Ladies and Gentlemen:

We have acted as counsel for Sunesis Pharmaceuticals, Inc., a Delaware corporation (the “Company”), in connection with the sale by the Company of up to 44,145,706 shares (the “Shares”) of common stock of the Company (the “Common Stock”) and warrants (“Warrants”) to purchase 22,072,853 shares of common stock of the Company in units consisting of (i) one share of Common Stock and (ii) one Warrant to purchase 0.5 of a share of Common Stock, all pursuant to that certain Underwriting Agreement dated September 30, 2010, by and among the underwriters listed on Schedule I thereto (the “Underwriters”) and the Company (the “Agreement”). The shares of Common Stock issuable upon exercise of the Warrants are hereinafter referred to as the “Warrant Shares” (and together with the Shares and Warrants, the “Securities”). We are rendering this opinion pursuant to Section 6(d) of the Agreement. Except as otherwise defined herein, capitalized terms used have the respective meanings given to them in the Agreement. As used herein, the term “Registration Statement” means that certain Registration Statement on Form S-3 (File No. 333-166366), declared effective under the Securities Act of 1933, as amended (the “Securities Act”), by the Commission on May 20, 2010.

In connection with this opinion, we have examined and relied upon the representations and warranties as to factual matters contained in and made pursuant to the Agreement by the various parties and originals, or copies certified to our satisfaction, of such records, documents, certificates, opinions, memoranda and other instruments as in our judgment are necessary or appropriate to enable us to render the opinion expressed below.

As to certain factual matters, we have relied upon certificates of officers of the Company and have not sought independently to verify such matters. Where we render an opinion “to our knowledge” or concerning an item “known to us” or our opinion otherwise refers to our knowledge, it is based solely upon (i) an inquiry of attorneys currently with this firm who have represented the Company within the last 12 months, (ii) receipt of a certificate executed by an officer of the Company covering such matters and (iii) such other investigation, if any, that we specifically set forth herein. We have conducted no further investigation.

In rendering this opinion, we have assumed: the genuineness and authenticity of all signatures on original documents; the authenticity of all documents submitted to us as originals; the conformity to originals of all documents submitted to us as copies; the accuracy, completeness and authenticity of certificates of public officials; and the due authorization, execution and delivery of all documents (except the due authorization, execution and delivery by the Company of the Agreement), where such authorization, execution and delivery are prerequisites to the effectiveness of such documents. We have also assumed: that all individuals executing and delivering documents in their individual capacities had the legal capacity to so execute and deliver; that you have received all documents you were to receive under the Agreement; that the Agreement is an obligation binding upon you and the several Underwriters; and that there are no extrinsic agreements or understandings among the parties to the Agreement or any Material Contract (as defined below) that would modify or interpret the terms thereof or the respective rights or obligations of the parties thereunder.

Our opinion is expressed only with respect to the federal laws of the United States of America, the laws of the State of California and the General Corporation Law of the State of Delaware. We express no opinion as to whether the laws of any particular jurisdiction apply and no opinion to the extent that the laws of any jurisdiction other than those identified above are applicable to the subject matter hereof.

With regard to our opinions in paragraphs 1 and 2 below with respect to the good standing of the Company and the Company’s qualification to do business as a foreign corporation, we have based our opinion solely upon an examination of the certificates of good standing issued by the offices of the Secretaries of State of the indicated jurisdictions as of a recent date.

With regard to our opinion in paragraph 4 below with respect to the Warrant Shares, we express no opinion to the extent that, notwithstanding its current reservation of shares of Common Stock, future issuances of securities, including the Warrant Shares, of the Company and/or adjustments to outstanding securities, including the Warrants, of the Company may cause the Warrants to be exercisable for more shares of Common Stock than the number that then remain authorized but unissued.

With regard to our opinion in paragraph 6 below with respect to contracts and other documents required to be filed as exhibits to the Registration Statement, we have relied solely upon (i) a certificate of an officer of the Company, (ii) a list of indentures, contracts, leases, mortgages, deeds of trust, note agreements, loan or other agreements or instruments identified as material and furnished to us by the Company and identified as material (“Material Contracts”) and attached hereto as Schedule A, and (iii) an examination of the copies of the Material Contracts in the form provided by the Company. We have assumed that the Material Contracts are enforceable against the parties in accordance with their respective terms.

With regard to our opinion in paragraph 6 below with respect to legal or governmental proceedings, we have relied upon (i) a certificate of an officer of the Company (ii) an inquiry of attorneys currently with this firm who have represented the Company within the last 12 months and (iii) a review of the records of this firm to ascertain whether we are acting as counsel of record for the Company in any such matter. We have conducted no further investigation.

With regard to our opinion in paragraph 8 below, our opinion is based solely upon an examination of the confirmation from the Commission available on EDGAR at www.sec.gov that the Registration Statement was declared effective under the Securities Act, and upon oral confirmation from the staff of the Commission that no stop order suspending the effectiveness of the Registration Statement has been issued and that no proceedings for that purpose have been initiated or are pending or contemplated by the Commission. We have conducted no further investigation.

With regard to our opinion in paragraph 11 below, we have based our opinion, to the extent we consider appropriate, on Rule 3a-8 under the Investment Company Act of 1940, as amended (the “Investment Company Act”), the No-Action Letter of the Commission (Ref. No. 20077121115) responding to the letter, dated July 12, 2007, to the Commission submitted on our behalf, and a certificate of officers of the Company as to compliance with each of the requirements necessary to comply with Rule 3a-8. We have conducted no further investigation.

With regard to our opinion in paragraph 13 below with respect to any material breach of or default under the terms of any Material Contract, we have relied solely upon (i) our review of such Material Contracts, (ii) a certificate of an officer of the Company, and (iii) an inquiry of attorneys currently with this firm who have represented the Company within the last 12 months and we have made no further investigation. Further, with regard to our opinion in paragraph 13 below concerning Material Contracts, we express no opinion as to (i) financial covenants or similar provisions therein requiring financial calculations or determinations to ascertain compliance, (ii) provisions therein relating to the occurrence of a “material adverse event” or words of similar import, or (iii) any statement or writing that may constitute parol evidence bearing on interpretation or construction. Where the laws of any jurisdiction other than laws of the State of State of California govern the interpretation of any Material Contract, we have assumed that the agreement or instrument is to be interpreted in accordance with the plain meaning of the language set forth in such agreement or instrument.

We are not rendering any opinion or assurance as to: (i) any statute, rule, regulation, ordinance, decree or decisional authority relating to antitrust, banking, land use, environmental, pension, employee benefit, tax, fraudulent conveyance, usury, laws governing the legality of investments for regulated entities or local law, (ii) Regulation T, U or X of the Board of Governors of the Federal Reserve Systems, (iii) except as set forth in paragraph 11 below, compliance with the Investment Company Act, (iv) any law, rule or regulation relating to the approval or commercialization of pharmaceutical products, (v) the Company’s patents and patent applications or other activities relating to the Company’s intellectual property or (vi) the bylaws, rules or regulations of the Financial Industry Regulatory Authority, Inc. (“FINRA”). Furthermore, we express no opinion or assurance with respect to compliance with antifraud laws, rules or regulations relating to securities or the offer and sale thereof, nor do we express any opinion with respect to compliance with fiduciary duties by the Company’s Board of Directors or compliance with safe harbors for disinterested Board of Director approvals. Further, we express no opinion or assurance with respect to compliance with state securities or blue sky laws in connection with the purchase and distribution of the Securities by the Underwriters or others or clearance with FINRA.

On the basis of the foregoing, in reliance thereon and with the qualifications set forth herein, we are of the opinion that:

1. The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Delaware with requisite corporate power to own or lease, as the case may be, and to operate its properties and conduct its business as described in the Prospectus.

2. The Company is duly qualified to do business as a foreign corporation and is in good standing under the laws of the State of California.

3. The authorized capital stock of the Company was as set forth in the Prospectus under the caption “Description of Capital Stock” as of the date set forth therein.

4. The Shares have been duly authorized and, when issued and paid for by the Underwriters pursuant to the Agreement, will be validly issued, fully paid and nonassessable. The Warrants have been duly authorized and, when issued by the Company and paid for pursuant to the Agreement, will be validly issued. The Warrant Shares have been duly authorized and reserved for issuance pursuant to the terms of the Warrants and, when issued by the Company and paid for in accordance with the terms of the Warrants, will be validly issued, fully paid and nonassessable.

5. The holders of outstanding shares of capital stock of the Company are not entitled to preemptive rights under Delaware law or under the Company’s charter or bylaws, or other similar contractual rights to subscribe for the Securities under any of the Material Contracts.

6. To our knowledge, there is (i) no action, suit or proceeding by or before any court or other governmental agency, authority or body or any arbitrator pending or overtly threatened against the Company or its properties by a third party of a character required to be disclosed in the Prospectus that is not disclosed in such Prospectus as required by the Securities Act and the rules thereunder, and (ii) no indenture, contract, lease, mortgage, deed of trust, note agreement, loan or other agreement or instrument of a character required to be filed as an exhibit to the Registration Statement, which is not filed as required by the Securities Act and the rules thereunder.

7. The statements in the Prospectus under the headings “Description of the Securities We Are Offering,” “Description of Capital Stock,” and in the Registration Statement in Item 15, insofar as such statements purport to summarize legal matters, agreements or documents discussed therein, fairly present, to the extent required by the Securities Act and the rules thereunder, in all material respects, such legal matters, agreements or documents.

8. The Registration Statement has become effective under the Securities Act; no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been instituted or overtly threatened. Any required filing of the Prospectus pursuant to Rule 424(b) under the Securities Act has been made in the manner and within the time period required by Rule 424(b).

9. The Registration Statement at the time it became effective and the Prospectus as of its date (in each case other than the financial statements and notes thereto or other financial or statistical data derived therefrom, as to which we express no opinion) comply as to form in all material respects with the applicable requirements of the Securities Act and the rules thereunder.

10. The Agreement has been duly authorized by all necessary corporate action on the part of the Company and has been duly executed and delivered by the Company.

11. The Company is not, and, after giving effect to the offering and sale of the Shares and Warrants and the application of the proceeds thereof as described in the Prospectus, will not be, an “investment company” as defined in the Investment Company Act.

12. No consent, approval, authorization, filing or registration with or order of any U.S. Federal or California court or governmental agency or body having jurisdiction over the Company is required for the consummation by the Company of the transactions contemplated by the Agreement, except such as have been obtained under the Securities Act and except such as may be required under the blue sky laws of any jurisdiction in connection with the purchase and distribution of the Securities by the Underwriters in the manner contemplated in the Agreement and in the Prospectus, or under the bylaws, rules and regulations of FINRA.

13. The execution and delivery by the Company of the Agreement and the Warrants and the issuance and sale of the Shares and Warrants pursuant to the Agreement will not result in (i) a violation of the charter or bylaws of the Company, (ii) a material breach of or a default under the terms of any Material Contract, or (iii) to our knowledge, a violation of any statute, law, rule, or regulation which, in our experience is typically applicable to transactions of the nature contemplated by the Agreement and is applicable to the Company, or any order, writ, judgment, injunction, decree, or award that has been entered against the Company or any of its properties and of which we are aware, in each case of clauses (ii) and (iii) the breach or violation of which would reasonably be expected to materially and adversely affect the Company.

14. To our knowledge, except as set forth in the Prospectus, no holders of securities of the Company have rights to require the registration under the Securities Act of resales of such securities.

This letter is furnished only to you in your capacity as Representative of the several Underwriters under the Agreement and is solely for your benefit in connection with the transactions referenced in the first paragraph. This opinion may not be relied upon by you for any other purpose, or furnished to, assigned to, quoted to, or relied upon by any other person, firm or other entity for any purpose (including any person, firm or other entity that acquires Securities from any Underwriter) without our prior written consent, which may be granted or withheld in our sole discretion. This opinion is limited to the matters expressly set forth in this opinion, and no opinion has been implied, or may be inferred, beyond the matters expressly stated. This opinion speaks only as to law and facts in effect or existing as of the date hereof and we undertake no obligation or responsibility to update or supplement this opinion to reflect any facts or circumstances that may hereafter come to our attention or any changes in any law that may hereafter occur.

Ladies and Gentlemen:

We have acted as counsel for Sunesis Pharmaceuticals, Inc., a Delaware corporation (the “Company”), in connection with the sale by the Company of up to 44,145,706 shares (the “Shares”) of common stock of the Company (the “Common Stock”) and warrants (“Warrants”) to purchase 22,072,853 shares of common stock of the Company in units consisting of (i) one share of Common Stock and (ii) one Warrant to purchase 0.5 of a share of Common Stock, all pursuant to that certain Underwriting Agreement dated [—], 2010, by and among the underwriters listed on Schedule I thereto (the “Underwriters”) and the Company (the “Agreement”). The shares of Common Stock issuable upon exercise of the Warrants are hereinafter referred to as the “Warrant Shares” (and together with the Shares and Warrants, the “Securities”). This letter is being delivered to you pursuant to Section 6(d) of the Agreement. Except as otherwise defined herein, capitalized terms used have the respective meanings given to them in the Agreement. As used herein, the term “Registration Statement” means that certain Registration Statement on Form S-3 (File No. 333-166366), when such Registration Statement was deemed to have become effective with respect to the Underwriters pursuant to Rule 430B(f)(2) under the Securities Act on October 1, 2010.

The primary purpose of our professional engagement was not to establish or confirm factual matters or financial or quantitative information. Therefore, we have not independently verified, and accordingly are not confirming and assume no responsibility for, the accuracy, completeness or fairness of the statements contained in the Registration Statement, the General Disclosure Package or the Prospectus. However, in the course of acting as counsel to the Company in connection with the preparation by the Company of the Registration Statement, the General Disclosure Package and the Prospectus, we reviewed the Registration Statement, the General Disclosure Package and the Prospectus, and participated in conferences and telephone conversations with officers and other representatives of the Company, the independent public accountants for the Company, your representatives, during which conferences and conversations the contents of the Registration Statement, the General Disclosure Package and the Prospectus and related matters were discussed. We also reviewed and relied upon certain corporate records and documents, letters from counsel for the Company and accountants, and oral and written statements of officers and other representatives of the Company and others as to the existence and consequence of certain factual and other matters. Based on our participation, review and reliance as described above, we advise you that no facts came to our attention that caused us to believe that:

(i)	the Registration Statement (except as to the financial statements and schedules, related notes and other financial data and statistical data derived therefrom, as to which we express no comment), at the date and time that the Registration Statement became effective, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading;

(ii)	the General Disclosure Package (except as to the financial statements and schedules, related notes and other financial and statistical data derived therefrom, as to which we express no comment) as of the Applicable Time, contained any untrue statement of a material fact or omitted or omits to state a material fact necessary, in order to make the statements therein, in light of the circumstances under which they were made, not misleading; or

(iii)	the Prospectus (except as to the financial statements and schedules, related notes and other financial and statistical data derived therefrom, as to which we express no comment) as of its date or dates as amended or supplemented, as applicable, and as of the date hereof contained or contains any untrue statement of a material fact or omitted or omits to state a material fact necessary, in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

This letter is furnished only to you in your capacity as Underwriters under the Agreement and is solely for your benefit in connection with the transactions referenced in the first paragraph. This letter may not be relied upon by you for any other purpose, or furnished to, assigned to, quoted to, or relied upon by any other person, firm or other entity for any purpose (including any person, firm or other entity that acquires Securities from you) without our prior written consent, which may be granted or withheld in our sole discretion.

EXHIBIT D

Form of Warrant

SUNESIS PHARMACEUTICALS, INC.

WARRANT TO PURCHASE COMMON STOCK

Warrant No.:

Number of Shares of Common Stock:

Date of Issuance: OCTOBER [6], 2010 (“Issuance Date”)

SUNESIS PHARMACEUTICALS, Inc., a Delaware corporation (the “Company”), hereby certifies that, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged,                                         , the registered holder hereof or its permitted assigns (the “Holder”), is entitled, subject to the terms set forth below, to purchase from the Company, at the Exercise Price (as defined below) then in effect, upon surrender of this Warrant to Purchase Common Stock (including any Warrants to Purchase Common Stock issued in exchange, transfer or replacement hereof, the “Warrant”), at any time or times on or after the six month anniversary of the date hereof (the “Exercisability Date”), but not after 11:59 p.m., New York time, on the Expiration Date (as defined below),                          (                         )1 fully paid and nonassessable shares of Common Stock (as defined below) (the “Warrant Shares”). Except as otherwise defined herein, capitalized terms in this Warrant shall have the meanings set forth in Section 15. This Warrant is the Warrant to purchase Common Stock (this “Warrant”) issued pursuant to the prospectus supplement dated September 30, 2010 and accompanying prospectus (collectively, the “Prospectus”) that forms a part of the Registration Statement on Form S-3 (File No. 333-166366) (the “Registration Statement”).

1. EXERCISE OF WARRANT.

(a) Mechanics of Exercise. Subject to the terms and conditions hereof, this Warrant may be exercised by the Holder on any day on or after the Exercisability Date, in whole or in part, by (i) delivery of a written notice, in the form attached hereto as Exhibit A (the “Exercise Notice”), of the Holder’s election to exercise this Warrant, completed and duly signed and (ii) (x) if both (A) the Holder is not electing a Cashless Exercise (as defined in Section 1(d)) pursuant to Section 1(d) of this Warrant and (B) a registration statement registering the issuance of the Warrant Shares under the Securities Act of 1933, as amended (the “Securities Act”), is effective and available for the issuance of the Warrant Shares, or an exemption from registration

[1]	Insert a number of shares equal to 50% of the number of shares of Common Stock purchased by the Holder.

under the Securities Act is available for the issuance of the Warrant Shares, payment to the Company of an amount equal to the applicable Exercise Price multiplied by the number of Warrant Shares as to which this Warrant is being exercised (the “Aggregate Exercise Price”) in cash or by wire transfer of immediately available funds pursuant to the terms hereof, or (y) provided the conditions for cashless exercise set forth in Section 1(d) are satisfied, by notifying the Company pursuant to the Exercise Notice that this Warrant is being exercised pursuant to a Cashless Exercise (as defined in Section 1(d)). The date on which the Exercise Notice is delivered to the Company (as determined in accordance with the notice provisions hereof) is an “Exercise Date.” If the Holder is not electing a Cashless Exercise (as defined in Section 1(d)), on or before first (1st) Business Day following the delivery of the Exercise Notice (the “Payment Deadline”), the Holder shall make payment of the Exercise Price for the number of Warrant Shares as to which this Warrant is being exercised; provided that the Share Delivery Date (as defined below) shall be delayed on a day-for-day basis for each day after the Payment Deadline that such payment of the Exercise Price is not paid. The Holder shall not be required to deliver the original Warrant in order to effect an exercise hereunder, provided that in the event of an exercise of this Warrant for all Warrant Shares then issuable hereunder, this Warrant is surrendered to the Company by the second Trading Day following the date on which the Company has received each of the Exercise Notice and, if this Warrant is being exercised pursuant to a Cash Exercise, the Aggregate Exercise Price. Execution and delivery of the Exercise Notice with respect to less than all of the Warrant Shares shall have the same effect as cancellation of the original Warrant and issuance of a new Warrant evidencing the right to purchase the remaining number of Warrant Shares. On or before the first (1st) Business Day following the date on which the Company has received the Exercise Notice, the Company shall transmit by facsimile an acknowledgment of confirmation of receipt of the Exercise Notice to the Holder and the Company’s transfer agent (the “Transfer Agent”). On or before the third (3rd) Business Day following the Exercise Date (as it may be delayed as provided above, the “Share Delivery Date”), the Company shall (X) provided that the Transfer Agent is participating in The Depository Trust Company (“DTC”) Fast Automated Securities Transfer Program, upon the request of the Holder, credit such aggregate number of Warrant Shares to which the Holder is entitled pursuant to such exercise to the Holder’s or its designee’s balance account with DTC through its Deposit Withdrawal Agent Commission system, or (Y) if the Transfer Agent is not participating in the DTC Fast Automated Securities Transfer Program or if the certificates are required to bear a legend regarding restriction on transferability, issue and dispatch by overnight courier to the address as specified in the Exercise Notice, a certificate, registered in the Company’s share register in the name of the Holder or its designee, for the number of shares of Common Stock to which the Holder is entitled pursuant to such exercise. Upon delivery of the Exercise Notice if the Holder is electing a Cashless Exercise (as defined in Section 1(d)), or upon payment of the Exercise Price for the number of Warrant Shares as to which this Warrant is being exercised if the Holder is not electing a Cashless Exercise (as defined in Section 1(d)), the Holder shall be deemed for all corporate purposes to have become the holder of record of the Warrant Shares with respect to which this Warrant has been exercised, irrespective of the date such Warrant Shares are credited to the Holder’s DTC account or the date of delivery of the certificates evidencing such Warrant Shares, as the case may be. If this Warrant is submitted in connection with any exercise pursuant to this Section 1(a) and the number of Warrant Shares represented by this Warrant submitted for exercise is greater than the number of Warrant Shares being acquired upon an exercise, then the Company shall as soon as practicable and in no event later than five Business Days after any exercise and at its own expense, issue a new Warrant (in accordance with Section 7(d)) representing the right to purchase the number of Warrant Shares purchasable immediately prior to such exercise under this Warrant, less the number of Warrant Shares with respect to which this Warrant is exercised. No fractional shares of Common Stock are to be issued upon the exercise of this Warrant, but rather the number of shares of Common Stock to be issued shall be rounded down to the nearest whole number. The Company shall pay any and all taxes which may be payable with respect to the issuance and delivery of Warrant Shares upon exercise of this Warrant; provided, however, that the Company shall not be required to pay any tax which may be payable in respect of any transfer involved in the registration of any certificates for Warrant Shares or Warrants in a name other than that of the Holder or an affiliate thereof. The Holder shall be responsible for all other tax liability that may arise as a result of holding or transferring this Warrant or receiving Warrant Shares upon exercise hereof.

(b) Exercise Price. For purposes of this Warrant, “Exercise Price” means $0.42, subject to adjustment as provided herein.

(c) Company’s Failure to Timely Deliver Securities. If the Company shall fail for any reason or for no reason to issue to the Holder on or prior to the Share Delivery Date in compliance with the terms of this Section 1, a certificate for the number of shares of Common Stock to which the Holder is entitled and register such shares of Common Stock on the Company’s share register or to credit the Holder’s balance account with DTC for such number of shares of Common Stock to which the Holder is entitled upon the Holder’s exercise of this Warrant, and if on or after such Trading Day the Holder purchases (in an open market transaction or otherwise) shares of Common Stock to deliver in satisfaction of a sale by the Holder of shares of Common Stock issuable upon such exercise that the Holder anticipated receiving from the Company (a “Buy-In”), then the Company shall, within three (3) Business Days after the Holder’s request and in the Holder’s discretion, either (i) pay cash to the Holder in an amount equal to the Holder’s total purchase price (including brokerage commissions, if any) for the shares of Common Stock so purchased (the “Buy-In Price”), at which point the Company’s obligation to deliver such certificate (and to issue such Warrant Shares or credit such Holder’s balance account at DTC) shall terminate, or (ii) promptly honor its obligation to deliver to the Holder a certificate or certificates representing such Warrant Shares or credit such Holder’s balance account at DTC and pay cash to the Holder in an amount equal to the excess (if any) of the Buy-In Price over the product of (A) such number of shares of Common Stock, times (B) the Weighted Average Price on the date of exercise.

(d) Cashless Exercise. Notwithstanding anything contained herein to the contrary, if a registration statement registering the issuance of the Warrant Shares that are the subject of the Exercise Notice (the “Unavailable Warrant Shares”), or an exemption from registration, is not available for the issuance of such Unavailable Warrant Shares, the Holder may, in its sole discretion, exercise this Warrant in whole or in part and, in lieu of making the cash payment otherwise contemplated to be made to the Company upon such exercise in payment of the Aggregate Exercise Price, elect instead to receive upon such exercise the “Net Number” of shares of Common Stock determined according to the following formula (a “Cashless Exercise”):

Net Number = (A x B) - (A x C)

B

For purposes of the foregoing formula:

A	=	the total number of shares with respect to which this Warrant is then being exercised.

B	=	the arithmetic average of the Closing Sale Prices of the shares of Common Stock for the ten (10) consecutive Trading Days ending on the date immediately preceding the date of the Exercise Notice.

C	=	the Exercise Price then in effect for the applicable Warrant Shares at the time of such exercise.

(e) Disputes. In the case of a dispute as to the determination of the Exercise Price or the arithmetic calculation of the Warrant Shares, the Company shall issue to the Holder the number of Warrant Shares that are not disputed in accordance with the delivery obligations set forth in this Warrant.

(f) Beneficial Ownership. The Company shall not effect the exercise of this Warrant, and the Holder shall not have the right to exercise this Warrant, to the extent that after giving effect to such exercise, such Holder (together with such Holder’s affiliates and any other Persons acting as a group together with such Holder) would beneficially own in excess of 4.99% (the “Maximum Percentage”) of the shares of Common Stock outstanding immediately after giving effect to such exercise. For purposes of the foregoing sentence, the aggregate number of shares of Common Stock beneficially owned by such Person and its affiliates shall include the number of shares of Common Stock issuable upon exercise of this Warrant with respect to which the determination of such sentence is being made, but shall exclude shares of Common Stock which would be issuable upon (i) exercise of the remaining, unexercised portion of this Warrant beneficially owned by such Person and its affiliates and (ii) exercise or conversion of the unexercised or unconverted portion of any other securities of the Company beneficially owned by such Person and its affiliates (including, without limitation, any convertible notes or convertible preferred stock or warrants) subject to a limitation on conversion or exercise analogous to the limitation contained herein. Except as set forth in the preceding sentence, for purposes of this paragraph, beneficial ownership shall be calculated in accordance with Section 13(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), it being acknowledged that the Company is not representing to the Holder that such calculation is in compliance with Section 13(d) of the Exchange Act, and the Holder is solely responsible for any schedules required to be filed in accordance therewith. For purposes of this Warrant, in determining the number of outstanding shares of Common Stock, the Holder may rely on the number of outstanding shares of Common Stock as reflected in (1) the Company’s most recent

Form 10-K, Form 10-Q, Current Report on Form 8-K or other public filing with the Securities and Exchange Commission, as the case may be, (2) a more recent public announcement by the Company or (3) any other notice by the Company or the Transfer Agent setting forth the number of shares of Common Stock outstanding. For any reason at any time, upon the written or oral request of the Holder, where such request indicates that it is being made pursuant to this Warrant, the Company shall within two (2) Business Days confirm orally and in writing to the Holder the number of shares of Common Stock then outstanding. In any case, the number of outstanding shares of Common Stock shall be determined after giving effect to the conversion or exercise of securities of the Company, including this Warrant, by the Holder and its affiliates since the date as of which such number of outstanding shares of Common Stock was reported. By written notice to the Company, the Holder may from time to time increase or decrease the Maximum Percentage to any other percentage not in excess of 9.99% specified in such notice; provided that (i) any such increase will not be effective until the sixty-first (61st) day after such notice is delivered to the Company, and (ii) any such increase or decrease will apply only to the Holder.

2. ADJUSTMENT OF EXERCISE PRICE AND NUMBER OF WARRANT SHARES. The Exercise Price and the number of Warrant Shares shall be adjusted from time to time as follows:

(a) Adjustment upon Subdivision or Combination of Common Stock. If the Company at any time on or after the Issuance Date subdivides (by any stock split, stock dividend, recapitalization, reorganization, scheme, arrangement or otherwise) one or more classes of its outstanding shares of Common Stock into a greater number of shares, the Exercise Price in effect immediately prior to such subdivision will be proportionately reduced and the number of Warrant Shares will be proportionately increased. If the Company at any time on or after the Issuance Date combines (by any stock split, stock dividend, recapitalization, reorganization, scheme, arrangement or otherwise) one or more classes of its outstanding shares of Common Stock into a smaller number of shares, the Exercise Price in effect immediately prior to such combination will be proportionately increased and the number of Warrant Shares will be proportionately decreased. Any adjustment under this Section 2(a) shall become effective at the close of business on the date the subdivision or combination becomes effective.

(b) Other Events. If any event occurs of the type contemplated by the provisions of Section 2 but not expressly provided for by such provisions (including, without limitation, the granting of stock appreciation rights, phantom stock rights or other rights with equity features to the holders of the Company’s equity securities), then the Company’s Board of Directors will make an appropriate adjustment in the Exercise Price and the number of Warrant Shares and provide that the record date for stockholders entitled to participate in such event shall be the effective date for such adjustment so as to protect the rights of the Holder; provided that no such adjustment pursuant to this Section 2(b) will increase the Exercise Price or decrease the number of Warrant Shares as otherwise determined pursuant to this Section 2.

3. RIGHTS UPON DISTRIBUTION OF ASSETS. If the Company shall declare or make any dividend or other distribution of its assets (or rights to acquire its assets) to holders of shares of Common Stock, by way of return of capital or otherwise (including, without limitation, any distribution of cash, stock or other securities, property or options by way of a dividend, spin off, reclassification, corporate rearrangement, scheme of arrangement or other similar transaction) (a “Distribution”), then, in each such case:

(a) any Exercise Price in effect immediately prior to the close of business on the record date fixed for the determination of holders of shares of Common Stock entitled to receive the Distribution shall be reduced, effective as of the close of business on such record date, to a price determined by multiplying such Exercise Price by a fraction of which (i) the numerator shall be the Weighted Average Price of the shares of Common Stock on the Trading Day immediately preceding such record date minus the value of the Distribution (as determined in good faith by the Company’s Board of Directors) applicable to one share of Common Stock, and (ii) the denominator shall be the Weighted Average Price of the shares of Common Stock on the Trading Day immediately preceding such record date; and

(b) the number of Warrant Shares shall be increased to a number of shares equal to the number of shares of Common Stock obtainable immediately prior to the close of business on the record date fixed for the determination of holders of shares of Common Stock entitled to receive the Distribution multiplied by the reciprocal of the fraction set forth in the immediately preceding paragraph (a); provided, that in the event that the Distribution is of shares of Common Stock or common stock of a company whose common shares are traded on a national securities exchange or a national automated quotation system (“Other Shares of Common Stock”), then the Holder may elect to receive a warrant to purchase Other Shares of Common Stock in lieu of an increase in the number of Warrant Shares, the terms of which shall be identical to those of this Warrant, except that such warrant shall be exercisable into the number of shares of Other Shares of Common Stock that would have been payable to the Holder pursuant to the Distribution had the Holder exercised this Warrant immediately prior to such record date and with an aggregate exercise price equal to the product of the amount by which the exercise price of this Warrant was decreased with respect to the Distribution pursuant to the terms of the immediately preceding paragraph (a) and the number of Warrant Shares calculated in accordance with the first part of this paragraph (b).

4. PURCHASE RIGHTS; FUNDAMENTAL TRANSACTIONS.

(a) Purchase Rights. In addition to any adjustments pursuant to Section 2 above, if at any time the Company grants, issues or sells any Options, Convertible Securities or rights to purchase stock, warrants, securities or other property pro rata to the record holders of any class of shares of Common Stock (the “Purchase Rights”), then the Holder will be entitled to acquire, upon the terms applicable to such Purchase Rights, the aggregate Purchase Rights which the Holder could have acquired if the Holder had held the number of shares of Common Stock acquirable upon complete exercise of this Warrant (without regard to any limitations on the exercise of this Warrant) immediately before the date on which a record is taken for the grant, issuance or sale of such Purchase Rights, or, if no such record is taken, the date as of which the record holders of shares of Common Stock are to be determined for the grant, issue or sale of such Purchase Rights.

(b) Fundamental Transactions. Upon the occurrence of any Fundamental Transaction, any Successor Entity shall succeed to, and be substituted for (so that from and after the date of such Fundamental Transaction, the provisions of this Warrant referring to the “Company” shall refer instead to any Successor Entity), and may exercise every right and power of the Company and shall assume all of the obligations of the Company under this Warrant with the same effect as if such Successor Entity had been named as the Company herein. Upon consummation of the Fundamental Transaction, any Successor Entity shall deliver to the Holder confirmation that there shall be issued upon exercise of this Warrant at any time after the consummation of the Fundamental Transaction, in lieu of the shares of the Common Stock (or other securities, cash, assets or other property purchasable upon the exercise of the Warrant prior to such Fundamental Transaction), such shares of stock, securities, cash, assets or any other property whatsoever (including warrants or other purchase or subscription rights), if any, that the Holder would have been entitled to receive upon the happening of such Fundamental Transaction had this Warrant been exercised immediately prior to such Fundamental Transaction, as adjusted in accordance with the provisions of this Warrant. In addition to and not in substitution for any other rights hereunder, prior to the consummation of any Fundamental Transaction pursuant to which holders of shares of Common Stock are entitled to receive securities or other assets with respect to or in exchange for shares of Common Stock (a “Corporate Event”), the Company shall make appropriate provision to insure that the Holder will thereafter have the right to receive upon an exercise of this Warrant within 90 days after the consummation of the Fundamental Transaction but, in any event, prior to the Expiration Date, in lieu of the shares of the Common Stock (or other securities, cash, assets or other property) purchasable upon the exercise of the Warrant prior to such Fundamental Transaction, such shares of stock, securities, cash, assets or any other property whatsoever (including warrants or other purchase or subscription rights) which the Holder would have been entitled to receive upon the happening of such Fundamental Transaction had the Warrant been exercised immediately prior to such Fundamental Transaction. Provision made pursuant to the preceding sentence shall be in a form and substance reasonably satisfactory to the Holder. If holders of Common Stock are given any choice as to the securities, cash or property to be received in a Fundamental Transaction, then the Holder shall be given the same choice as to the consideration it receives upon any exercise of this Warrant following such Fundamental Transaction. The provisions of this Section shall apply similarly and equally to successive Fundamental Transactions and Corporate Events and shall be applied without regard to any limitations on the exercise of this Warrant. Notwithstanding the foregoing, in the event of a Change of Control other than one in which a Successor Entity that is a publicly traded corporation whose stock is quoted or listed for trading on an Eligible Market assumes this Warrant such that the Warrant shall be exercisable for the publicly traded common stock of such Successor Entity, at the request of the Holder delivered before the 90th day after such Change of Control (such a request, a “Black Scholes Exercise”), the Company (or the Successor Entity) shall purchase this Warrant from the Holder by paying to the Holder, within five Business Days after such request (or, if later, on the effective date of the Fundamental Transaction), cash in an amount equal to the Black Scholes Value of the remaining unexercised portion of this Warrant on the date of such Change of Control.

5. NONCIRCUMVENTION. The Company hereby covenants and agrees that the Company will not, by amendment of its Certificate of Incorporation, Bylaws or through any reorganization, transfer of assets, consolidation, merger, scheme of arrangement, dissolution, issue or sale of securities, or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Warrant, and will at all times in good faith carry out all the provisions of this Warrant. Without limiting the generality of the foregoing, the Company (i) shall not increase the par value of any shares of Common Stock receivable upon the exercise of this Warrant above the Exercise Price then in effect, and (ii) shall, so long as this Warrant is outstanding, take all action necessary to reserve and keep available out of its authorized and unissued shares of Common Stock, solely for the purpose of effecting the exercise of this Warrant, 100% of the number of shares of Common Stock issuable upon exercise of this Warrant then outstanding (without regard to any limitations on exercise).

6. WARRANT HOLDER NOT DEEMED A STOCKHOLDER. Except as otherwise specifically provided herein, the Holder, solely in such Person’s capacity as a holder of this Warrant, shall not be entitled to vote or receive dividends or be deemed the holder of share capital of the Company for any purpose, nor shall anything contained in this Warrant be construed to confer upon the Holder, solely in such Person’s capacity as the Holder of this Warrant, any of the rights of a stockholder of the Company or any right to vote, give or withhold consent to any corporate action (whether any reorganization, issue of stock, reclassification of stock, consolidation, merger, conveyance or otherwise), receive notice of meetings, receive dividends or subscription rights, or otherwise, prior to the issuance to the Holder of the Warrant Shares which such Person is then entitled to receive upon the due exercise of this Warrant. In addition, nothing contained in this Warrant shall be construed as imposing any liabilities on the Holder to purchase any securities (upon exercise of this Warrant or otherwise) or as a stockholder of the Company, whether such liabilities are asserted by the Company or by creditors of the Company.

7. REISSUANCE OF WARRANTS.

(a) Transfer of Warrant. If this Warrant is to be transferred in accordance with Section 14, the Holder shall surrender this Warrant to the Company, together with all applicable transfer taxes, whereupon the Company will forthwith issue and deliver upon the order of the Holder a new Warrant (in accordance with Section 7(d)), registered as the Holder may request, representing the right to purchase the number of Warrant Shares being transferred by the Holder and, if less then the total number of Warrant Shares then underlying this Warrant is being transferred, a new Warrant (in accordance with Section 7(d)) to the Holder representing the right to purchase the number of Warrant Shares not being transferred.

(b) Lost, Stolen or Mutilated Warrant. Upon receipt by the Company of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of this Warrant, and, in the case of loss, theft or destruction, of any indemnification undertaking by the Holder to the Company in customary form or the provision of reasonable security by the Holder to the Company and, in the case of mutilation, upon surrender and cancellation of this Warrant, the Company shall execute and deliver to the Holder a new Warrant (in accordance with Section 7(d)) representing the right to purchase the Warrant Shares then underlying this Warrant.

(c) Exchangeable for Multiple Warrants. This Warrant is exchangeable, upon the surrender hereof by the Holder at the principal office of the Company, together with all applicable transfer taxes, for a new Warrant or Warrants (in accordance with Section 7(d)) representing in the aggregate the right to purchase the number of Warrant Shares then underlying this Warrant, and each such new Warrant will represent the right to purchase such portion of such Warrant Shares as is designated by the Holder at the time of such surrender; provided, however, that no Warrants for fractional shares of Common Stock shall be given.

(d) Issuance of New Warrants. Whenever the Company is required to issue a new Warrant pursuant to the terms of this Warrant, such new Warrant (i) shall be of like tenor with this Warrant, (ii) shall represent, as indicated on the face of such new Warrant, the right to purchase the Warrant Shares then underlying this Warrant (or in the case of a new Warrant being issued pursuant to Section 7(a) or Section 7(c), the Warrant Shares designated by the Holder which, when added to the number of shares of Common Stock underlying the other new Warrants issued in connection with such issuance, does not exceed the number of Warrant Shares then underlying this Warrant), (iii) shall have an issuance date, as indicated on the face of such new Warrant which is the same as the Issuance Date, and (iv) shall have the same rights and conditions as this Warrant.

8. NOTICES. Whenever notice is required to be given under this Warrant, unless otherwise provided herein, such notice shall be given in accordance with information provided by the Holder to the Company in writing. The Company shall provide the Holder with prompt written notice of all actions taken pursuant to this Warrant, including in reasonable detail a description of such action and the reason therefore.

9. AMENDMENT AND WAIVER. Except as otherwise provided herein, the provisions of this Warrant may be amended and the Company may take any action herein prohibited, or omit to perform any act herein required to be performed by it, only if the Company has obtained the written consent of the Holder.

10. GOVERNING LAW. This Warrant shall be governed by and construed and enforced in accordance with, and all questions concerning the construction, validity, interpretation and performance of this Warrant shall be governed by, the internal laws of the State of New York, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of New York or any other jurisdictions) that would cause the application of the laws of any jurisdictions other than the State of New York.

11. CONSTRUCTION; HEADINGS. This Warrant shall be deemed to be jointly drafted by the Company and the Holder and shall not be construed against any person as the drafter hereof. The headings of this Warrant are for convenience of reference and shall not form part of, or affect the interpretation of, this Warrant.

12. DISPUTE RESOLUTION. In the case of a dispute as to the determination of the Exercise Price or the arithmetic calculation of the Warrant Shares, the Company shall submit the disputed determinations or arithmetic calculations via facsimile within two (2)

Business Days of receipt of the Exercise Notice giving rise to such dispute, as the case may be, to the Holder. If the Holder and the Company are unable to agree upon such determination or calculation of the Exercise Price or the Warrant Shares within three Business Days of such disputed determination or arithmetic calculation being submitted to the Holder, then the Company shall, within two (2) Business Days submit via facsimile (a) the disputed determination of the Exercise Price to an independent, reputable investment bank selected by the Company and approved by the Holder or (b) the disputed arithmetic calculation of the Warrant Shares to the Company’s independent, outside accountant. The Company shall cause at its expense the investment bank or the accountant, as the case may be, to perform the determinations or calculations and notify the Company and the Holder of the results no later than ten Business Days from the time it receives the disputed determinations or calculations. Such investment bank’s or accountant’s determination or calculation, as the case may be, shall be binding upon all parties absent demonstrable error. The expenses of the investment bank and accountant will be borne by the Company unless the investment bank or accountant determines that the determination of the Exercise Price or the arithmetic calculation of the Warrant Shares by the Holder was incorrect, in which case the expenses of the investment bank and accountant will be borne by the Holder.

13. REMEDIES, OTHER OBLIGATIONS, BREACHES AND INJUNCTIVE RELIEF. The remedies provided in this Warrant shall be cumulative and in addition to all other remedies available under this Warrant, at law or in equity (including a decree of specific performance and/or other injunctive relief), and nothing herein shall limit the right of the Holder to pursue actual damages for any failure by the Company to comply with the terms of this Warrant.

14. TRANSFER. This Warrant may be offered for sale, sold, transferred or assigned without the consent of the Company, subject to applicable securities laws.

15. CERTAIN DEFINITIONS. For purposes of this Warrant, the following terms shall have the following meanings:

(a) “Black Scholes Value” means the value of this Warrant based on the Black and Scholes Option Pricing Model obtained from the “OV” function on Bloomberg using (i) a price per share of Common Stock equal to the Weighted Average Price of the Common Stock for the Trading Day immediately preceding the date of consummation of the applicable Change of Control, (ii) a risk-free interest rate corresponding to the U.S. Treasury rate for a period equal to the remaining term of this Warrant as of the date of consummation of the applicable Fundamental Transaction and (iii) an expected volatility equal to the greater of 60% and the 100-day volatility obtained from the HVT function on Bloomberg determined as of the Trading Day next following the date of the public announcement of the applicable Fundamental Transaction.

(b) “Bloomberg” means Bloomberg Financial Markets.

(c) “Business Day” means any day other than Saturday, Sunday or other day on which commercial banks in The City of New York are authorized or required by law to remain closed.

(d) “Change of Control” means any Fundamental Transaction other than (A) any reorganization, recapitalization or reclassification of the Common Stock, in which holders of the Company’s voting power immediately prior to such reorganization, recapitalization or reclassification continue after such reorganization, recapitalization or reclassification to hold publicly traded securities and, directly or indirectly, the voting power of the surviving entity or entities necessary to elect a majority of the members of the board of directors (or their equivalent if other than a corporation) of such entity or entities, or (B) pursuant to a migratory merger effected solely for the purpose of changing the jurisdiction of incorporation of the Company.

(e) “Closing Sale Price” means, for any security as of any date, the last closing bid price and last closing trade price, respectively, for such security on the Principal Market, as reported by Bloomberg, or, if the Principal Market begins to operate on an extended hours basis and does not designate the closing bid price or the closing trade price, as the case may be, then the last bid price or the last trade price, respectively, of such security prior to 4:00:00 p.m., New York time, as reported by Bloomberg, or, if the Principal Market is not the principal securities exchange or trading market for such security, the last closing bid price or last trade price, respectively, of such security on the principal securities exchange or trading market where such security is listed or traded as reported by Bloomberg, or if the foregoing do not apply, the last closing bid price or last trade price, respectively, of such security in the over-the-counter market on the electronic bulletin board for such security as reported by Bloomberg, or, if no closing bid price or last trade price, respectively, is reported for such security by Bloomberg, the average of the bid prices, or the ask prices, respectively, of any market makers for such security as reported in the “pink sheets” by Pink Sheets LLC (formerly the National Quotation Bureau, Inc.). If the Closing Sale Price cannot be calculated for a security on a particular date on any of the foregoing bases, the Closing Sale Price, as the case may be, of such security on such date shall be the fair market value as mutually determined by the Company and the Holder. All such determinations to be appropriately adjusted for any stock dividend, stock split, stock combination or other similar transaction during the applicable calculation period.

(f) “Common Stock” means (i) the Company’s shares of Common Stock, par value $0.01 per share, and (ii) any share capital into which such Common Stock shall have been changed or any share capital resulting from a reclassification of such Common Stock.

(g) “Convertible Securities” means any stock or securities (other than Options) directly or indirectly convertible into or exercisable or exchangeable for shares of Common Stock.

(h) “Eligible Market” means the Principal Market, The New York Stock Exchange, Inc., The NYSE Amex, The NASDAQ Global Select Market or The NASDAQ Capital Market.

(i) “Expiration Date” means the fifth anniversary of the Issuance Date or, if such date falls on a day other than a Business Day or on which trading does not take place on the Principal Market (a “Holiday”), the next date that is not a Holiday.

(j) “Fundamental Transaction” means that (A) the Company shall, directly or indirectly, in one or more related transactions, (i) consolidate or merge with or into (whether or not the Company is the surviving corporation) another Person, or (ii) sell, assign, transfer, convey or otherwise dispose of all or substantially all of the properties or assets of the Company to another Person, or (iii) allow another Person to make a purchase, tender or exchange offer that is accepted by the holders of more than the 50% of the outstanding shares of Common Stock (not including any shares of Common Stock held by the Person or Persons making or party to, or associated or affiliated with the Persons making or party to, such purchase, tender or exchange offer), or (iv) consummate a stock purchase agreement or other business combination (including, without limitation, a reorganization, recapitalization, spin-off or scheme of arrangement) with another Person whereby such other Person acquires more than 50% of the outstanding shares of Common Stock (not including any shares of Common Stock held by the other Person or other Persons making or party to, or associated or affiliated with the other Persons making or party to, such stock purchase agreement or other business combination), or (v) reorganize, recapitalize or reclassify the Common Stock, or (B) any “person” or “group” (as these terms are used for purposes of Sections 13(d) and 14(d) of the Exchange Act) is or shall become the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of 50% of the aggregate ordinary voting power represented by issued and outstanding Common Stock.

(k) “Options” means any rights, warrants or options to subscribe for or purchase shares of Common Stock or Convertible Securities.

(l) “Parent Entity” of a Person means an entity that, directly or indirectly, controls the applicable Person and whose common stock or equivalent equity security is quoted or listed on an Eligible Market, or, if there is more than one such Person or Parent Entity, the Person or Parent Entity with the largest public market capitalization as of the date of consummation of the Fundamental Transaction.

(m) “Person” means an individual, a limited liability company, a partnership, a joint venture, a corporation, a trust, an unincorporated organization, any other entity and a government or any department or agency thereof.

(n) “Principal Market” means The NASDAQ Global Market.

(o) “Successor Entity” means the Person (or, if so elected by the Holder, the Parent Entity) formed by, resulting from or surviving any Fundamental Transaction or the Person (or, if so elected by the Holder, the Parent Entity) with which such Fundamental Transaction shall have been entered into.

(p) “Trading Day” means any day on which the Common Stock is traded on the Principal Market, or, if the Principal Market is not the principal trading market for the Common Stock, then on the principal securities exchange or securities market on which the Common Stock is then traded; provided that “Trading Day” shall not include any day on which the Common Stock is scheduled to trade on such exchange or market for less than 4.5 hours or any day that the Common Stock is suspended from trading during the final hour of trading on such exchange or market (or if such exchange or market does not designate in advance the closing time of trading on such exchange or market, then during the hour ending at 4:00:00 p.m., New York time).

(q) “Weighted Average Price” means, for any security as of any date, the dollar volume-weighted average price for such security on the Principal Market during the period beginning at 9:30:01 a.m., New York City time, and ending at 4:00:00 p.m., New York City time, as reported by Bloomberg through its “Volume at Price” function or, if the foregoing does not apply, the dollar volume-weighted average price of such security in the over-the-counter market on the electronic bulletin board for such security during the period beginning at 9:30:01 a.m., New York City time, and ending at 4:00:00 p.m., New York City time, as reported by Bloomberg, or, if no dollar volume-weighted average price is reported for such security by Bloomberg for such hours, the average of the highest closing bid price and the lowest closing ask price of any of the market makers for such security as reported in the “pink sheets” by Pink Sheets LLC (formerly the National Quotation Bureau, Inc.). If the Weighted Average Price cannot be calculated for such security on such date on any of the foregoing bases, the Weighted Average Price of such security on such date shall be the fair market value as mutually determined by the Company and the Holder. If the Company and the Holder are unable to agree upon the fair market value of such security, then such dispute shall be resolved pursuant to Section 12 with the term “Weighted Average Price” being substituted for the term “Exercise Price.” All such determinations shall be appropriately adjusted for any share dividend, share split or other similar transaction during such period.

[Signature Page Follows]

IN WITNESS WHEREOF, the Company has caused this Warrant to Purchase Common Stock to be duly executed as of the Issuance Date set out above.

SUNESIS PHARMACEUTICALS, INC.

By:
Name:
Title:

EXHIBIT A

EXERCISE NOTICE

TO BE EXECUTED BY THE REGISTERED HOLDER TO EXERCISE THIS

WARRANT TO PURCHASE COMMON STOCK

SUNESIS PHARMACEUTICALS, INC.

The undersigned holder hereby exercises the right to purchase                          of the shares of Common Stock (“Warrant Shares”) of SUNESIS PHARMACEUTICALS, INC, a Delaware corporation (the “Company”), evidenced by the attached Warrant to Purchase Common Stock (the “Warrant”). Capitalized terms used herein and not otherwise defined shall have the respective meanings set forth in the Warrant.

1. Form of Exercise Price. The Holder intends that payment of the Exercise Price shall be made as:

                 a “Cash Exercise” with respect to                          Warrant Shares; and/or

                 a “Cashless Exercise” with respect to                          Warrant Shares.

2. Payment of Exercise Price. In the event that the holder has elected a Cash Exercise with respect to some or all of the Warrant Shares to be issued pursuant hereto, the holder shall pay the Aggregate Exercise Price in the sum of $                     to the Company in accordance with the terms of the Warrant.

3. Delivery of Warrant Shares. The Company shall deliver to the holder                  Warrant Shares in accordance with the terms of the Warrant.

4. Representations and Warranties. By its delivery of this Exercise Notice, the undersigned represents and warrants to the Company that in giving effect to the exercise evidenced hereby the Holder will not beneficially own in excess of the number of shares of Common Stock (determined in accordance with Section 13(d) of the Securities Exchange Act of 1934, as amended) permitted to be owned under Section 1(f) of this Warrant to which this notice relates.

Date: ,

Name of Registered Holder

By:
Name:
Title:

ACKNOWLEDGMENT

The Company hereby acknowledges this Exercise Notice.

SUNESIS PHARMACEUTICALS, INC

By:
Name:
Title: